                                                                    EXHIBIT 4.5

THIS DOCUMENT HAS BEEN REDACTED IN ACCORDANCE WITH RULE 24B-2(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE COPY OF THIS EXHIBIT, WITHOUT OMISSIONS, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OMISSIONS ARE INDICATED HEREIN WITH [*****].

================================================================================




                         OPERATING SERVICES AGREEMENT

                                BY AND BETWEEN

                         TCI TECHNOLOGY VENTURES, INC.

                                      AND

                                TELESAT CANADA


                            DATED AS OF MAY 6, 1996




================================================================================

                               TABLE OF CONTENTS

                                                                   Page
Section 1.    Definitions.............................................1
              1.1   Affiliate.........................................2
              1.2   Business Day......................................2
              1.3   Canadian DBS Provider.............................2
              1.4   Closing...........................................2
              1.5   Closing Date......................................2
              1.6   Confidential Information..........................2
              1.7   Construction Financing Agreements.................2
              1.8   CRTC..............................................3
              1.9   DBS...............................................3
              1.10  Deliverable Items.................................3
              1.11  Dollars ($).......................................3
              1.12  Encumbrance.......................................3
              1.13  FCC...............................................3
              1.14  First Closing.....................................3
              1.15  First Launched Satellite..........................3
              1.16  First Successfully Delivered Satellite............3
              1.17  Force Majeure.....................................3
              1.18  Governmental Authority............................3
              1.19  Industry Canada...................................4
              1.20  Legal Requirement.................................4
              1.21  Loral Side Agreement..............................4
              1.22  Performance Specifications........................4
              1.23  Permitted Encumbrances............................4
              1.24  Person............................................4
              1.25  Primestar.........................................4
              1.26  Purchase Price of First Successfully Delivered
                    Satellite.........................................4
              1.27  Purchase Price of Second Successfully
                    Delivered Satellite...............................5
              1.28  Radio Authorization...............................6
              1.29  Required Consents.................................6
              1.30  Satellite Failure.................................6
              1.31  Satellite Purchase Price..........................7
              1.32  Second Closing....................................7
              1.33  Second Launched Satellite.........................7
              1.34  Second Successfully Delivered Satellite...........7
              1.35  Spare TWTA........................................7
              1.36  Successful Delivery...............................7

                                      (i)

                                                                   Page
                                                                   ----
              1.37  Telesat Access Requirements.......................7
              1.38  Telesat Agreements................................7
              1.39  Telesat Insurance.................................7
              1.40  Telesat Required Consents.........................7
              1.41  Telesat Share.....................................8
              1.42  Tempo Required Consents...........................8
              1.43  Third Party.......................................8
              1.44  Third Party Offer.................................8
              1.45  Transfer..........................................8
              1.46  Transponder.......................................8
              1.47  Transponder Failure...............................8
              1.48  Transponder Purchase Price........................9
              1.49  TWTA Spurious Switch-Off ("TSSO").................9
              1.50  Other Definitions................................10

Section 2.    Interim Use and Operation of Satellites;
              Options Regarding 32 Transponder Mode..................11
              2.1   Operation of First Successfully Delivered
                    Initial Designation by TCI of 16 Transponder Mode
                    or 32 Transponder Satellite Pending First Closing;
                    Mode.............................................11
              2.2   Use of First Successfully Delivered Satellite
                    Pending First Closing............................12
              2.3   Option Regarding Conversion to 32 Transponder
                    Closing Mode Following First Closing.............12
              2.4   Delivered Satellite Pending......................13

Section 3.    Designation of Telesat Transponders....................14
              3.1   Designation of Telesat Transponders..............14

Section 4.    Purchase and Sale of Satellite Transponders............14
              4.1   Purchase and Sale of Transponders on First
                    Successfully Delivered Satellite.................14
              4.2   Title to, and Status of, TCI Transponder.........15
              4.3   Payment of Transponder Purchase Price............15

Section 5     Term...................................................16

Section 6.    Telesat Transponders...................................16
              6.1   Sale of Telesat Transponders to Canadian DBS
                    Providers........................................16
              6.2   Newly Available Telesat Transponders.............17

                                     (ii)

                                                                   Page
                                                                   ----
              6.3   Sale of Telesat Transponders to Third Parties
                    Pursuant to Right of First Refusal...............18
              6.4   Treatment of Transferred Telesat Transponders....18

Section 7.    Operation of Satellite.................................19
              7.1   Operation of the Satellite.......................19
              7.2   Compliance with Law..............................19
              7.3   Operating Costs..................................19
              7.4   Satellite Operations.............................19
              7.5   Telesat Reports..................................20
              7.6   Payment of Operating Fees........................20
              7.7   Prepaid Operating Fees; Warranty Paybacks;
                    Payments in Respect of Resurrected Transponders..22

              7.8   Effect of Satellite or Transponder Failure.......23
              7.9   Guarantee........................................24
              7.10  Payments after Completion of Operating Fees......25

 Section 8.   Use of TCI Transponders................................25
              8.1   Use of TCI Transponders..........................25
              8.2   Encryption.......................................25
              8.3   Radio Transmissions..............................25
              8.4   Frequency Plans..................................25
              8.5   Uplinking........................................26
              8.6   Content of Communications........................26
              8.7   Compliance with Law..............................26
              8.8   Compliance with Telesat Access Requirements......26

 Section 9.   Transponder Restoration Procedures.....................26
              9.1   Designated TWTs..................................26
              9.2   Notice of Transponder Failure....................26
              9.3   Use of Spare TWTAs...............................26
              9.4   Continued Use of Failed Transponder..............27

 Section 10.  Representations and Warranties of Telesat..............27
              10.1  Organization and Qualification...................27
              10.2  Authority and Validity...........................27
              10.3  No Breach or Violation...........................28

 Section 11.  Representations and Warranties of TCI..................28
              11.1  Organization.....................................28

                                     (iii)

                                                                   Page
                                                                   ----
              11.2  Authority and Validity...........................28
              11.3  No Breach or Violation...........................29

Section 12.   Warranties and Limitation of Liability.................29
              12.1  Disclaimer of Warranties and Limitation of
                    Liablity.........................................29
              12.2  Injunctive Relief................................29
              12.3  Negligent Operation of the Satellite.............30
              12.4  Force Majeure....................................30
              12.5  Limitation of Liability..........................30

Section 13.   Additional Covenants...................................31
              13.1  Conduct of Business..............................31
              13.2  Maintenance of Required Consents.................31
              13.3  Notification of Certain Matters..................32
              13.4  Transfer Taxes...................................32
              13.5  Satisfaction of Conditions.......................32
              13.6  Confidentiality Regarding Terms and Existence
                    Informationof Agreement; Confidential
              13.7  No Liens, Use or Transfer........................34
              13.8  No Merger, etc...................................34
              13.9  Satellite Failure; Successor Satellites;
                    of a Single Satellite Replacement Satellites and
                    Operation........................................34
              13.10 Insurance........................................35
              13.11 Warranty Payback Claims Against Loral............36
              13.12 Warranty Claims Against Loral....................37
              13.13 Indemnity Claims Against Loral...................38
              13.14 Exhibits.........................................39

Section 14    Closing................................................39

Section 15.   Conditions to Closing..................................39
              15.1  Conditions to the Obligations of the Parties.....39
              15.2  Conditions to Obligations of TCI.................39
              15.3  Conditions to Obligations of Telesat.............40

Section 16.   Termination............................................40
              16.1  Termination Prior to First Closing...............40
              16.2  Termination Following First Closing..............40
              16.3  Liabilities in Event of Termination..............40
              16.4  Post-Closing Termination by Telesat..............40

                                     (iv)


                                                                   Page
                                                                   ----

              16.5  Post-Closing Termination by TCI..................42
              16.6  Rights and Remedies..............................42

Section 17.   Indemnification........................................43
              17.1  Indemnification by Telesat.......................43
              17.2  Indemnification by TCI...........................43
              17.3  Third Party Claims...............................44

Section 18.   Miscellaneous..........................................45
              18.1  Private Parties..................................45
              18.2  Parties Obligated and Benefited..................45
              18.3  Notices..........................................46
              18.4  Attorneys' Fees..................................47
              18.5  Right to Specific Performance....................47
              18.6  Waiver...........................................47
              18.7  Captions.........................................47
              18.8  Choice of Law....................................47
              18.9  Terms............................................48
              18.10 Rights Cumulative................................48
              18.11 Further Actions..................................48
              18.12 Time.............................................48
              18.13 Counterparts.....................................48
              18.14 Entire Agreement.................................49
              18.15 Severability.....................................49
              18.16 Construction.....................................49
              18.17 Expenses.........................................49
              18.18 Counting of Days.................................49
              18.19 Waiver of Tax Warranties.........................49
              18.20 Characterization of this Transaction.............50
              18.21 Quiet Enjoyment..................................50
              18.22 No Joint Venture.................................50

                                      (v)

                               LIST OF EXHIBITS


EXHIBITS

     A    -     Assignment Agreement
     B    -     Guarantee
     C    -     Telesat Access Requirements
     D    -     Amortization Schedule
     E    -     Security Agreement
     F    -     TT&C Plan

                                     (vi)

                         OPERATING SERVICES AGREEMENT
                         ----------------------------


          This Operating Services Agreement (this "Agreement") is made as of the 6th day of May, 1996, by and between TCI Technology Ventures, Inc., a Delaware corporation ("TCI"), on the one hand, and Telesat Canada, a corporation continued and existing under the laws of Canada ("Telesat") on the other (each of TCI and Telesat being referred to individually as a "Party" and collectively as the "Parties").

                                   RECITALS
                                   --------

          A. Tempo Satellite, Inc., an Oklahoma corporation ("Tempo") has entered into Contract No. TPO-1-290 as amended and restated in its entirety by Contract Amendment No. 4, as further amended by Amendments No. 5 through No. 13 and any other amendments hereafter entered into (Amendments No. 5 through No. 13 and any additional amendments being separately referred to herein from time to time as the "Amendments," and, together with Contract Amendment No. 4, as the "BSS Construction Agreement") with Space Systems/Loral, Inc. ("Loral"), which agreement provides for the construction, launch and deployment of two satellites which together will contain transponder capacity appropriate for the broadcast of 32 channels at the 82 West orbital location (each, a "Satellite" and together, the "Satellites").

          B. Tempo and Telesat have entered into a Satellite Purchase Agreement dated of even date herewith (the "Satellite Purchase Agreement") which provides for the sale of the Satellites to Telesat in exchange for the consideration specified therein.

          C. TCI and Telesat desire to enter in this Agreement to provide for the sale by Telesat to TCI of specified transponders on the Satellites upon closing of the Satellite Purchase Agreement in exchange for the Transponder Purchase Price and the operation and maintenance by Telesat of the Satellites in connection with the use by TCI of its Transponders in return for the consideration specified herein.

                                   AGREEMENT
                                   ---------

             In consideration of the above recitals and the mutual agreements stated in this Agreement, the Parties agree as follows:

SECTION 1.   DEFINITIONS.

             Unless otherwise defined in this Agreement, capitalized terms used herein shall have the respective meanings set forth in the Satellite Purchase Agreement. In addition to terms defined elsewhere in this Agreement, the following terms with initial capital letters, when used in this Agreement, will have the meanings set forth below:

          1.1  Affiliate.  With respect to any Person, any other Person
               ---------
controlling, controlled by, or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          1.2  Business Day.  Any day other than Saturday, Sunday or a day on
               ------------
which banking institutions in Toronto, Ontario or in Denver, Colorado are required or authorized to be closed.

          1.3  Canadian DBS Provider.  A Canadian company providing, or at the
               ---------------------
relevant time providing, direct broadcast satellite services in, but not limited to, Canada.

          1.4  Closing.  The First Closing and/or the Second Closing, as
               -------
applicable.


          1.5  Closing Date.  The First Closing Date and/or the Second Closing
               ------------
Date, as applicable.

          1.6  Confidential Information.  All information disclosed by one
               ------------------------
Party to the other Party or its Affiliates in connection with this Agreement, including information provided pursuant to the Non-Disclosure Agreement dated as of November 23, 1995; provided, that such information shall satisfy the following criteria in order to constitute "Confidential Information": if disclosed in written or other tangible format, such information shall be accompanied by reasonably prominent "Confidential" or similar legends; or if disclosed orally or by way of observation, such information shall be described by the disclosing Party as Confidential Information at the time of disclosure, and shall be confirmed as such in a written memorandum sent to the other Party within 30 days after such disclosure. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information which: (v) was previously known to the Party receiving such Confidential Information if such Party can prove such prior knowledge by bona fide documentation dated prior to the time of disclosure by the disclosing Party and the receiving Party did not learn such information from a person whom the receiving Party knew was under a duty to the disclosing Party not to disclose the information; or (w) is or becomes part of the public domain; or (x) the receiving Party receives from an independent third party whom the receiving Party knows is under no obligation to the disclosing Party not to disclose it; or (y) is independently developed by the receiving Party as evidenced by documentation dated prior to the time of disclosure by the disclosing Party.

          1.7  Construction Financing Agreements.  (a) Credit Agreement dated
               ---------------------------------
as of March 9, 1994 among Primestar, The Bank of New York, Chemical Bank and Citibank, N.A., as Managing Agent, the Bank of New York as Documentation Agent, Chemical Bank as Administrative Agent and the Banks signatory thereto, as amended or extended and (b) any other credit facility or arrangement the proceeds of which are used to finance or refinance the payment of any item included in the Satellite Purchase Price, including any third-party replacement or supplemental credit facility to the credit agreement referred to in paragraph
(a) and including any internal financing arrangement which is at rates and on terms no less favorable to the borrower than those contained in either the credit agreement referred to in paragraph (a) or in any third-party replacement or supplemental credit agreement to the credit agreement referred to in paragraph (a).

          1.8   CRTC.  Canadian Radio-television and Telecommunications
                ----
Commission.

          1.9   DBS.  Direct Broadcast Service.
                ---

          1.10  Deliverable Items.  As defined in the BSS Construction
                -----------------
Agreement; provided, that Deliverable Items for purposes of this Agreement does not include the Satellites or any additional satellites ordered or deliverable under the BSS Construction Agreement.

          1.11  Dollars ($).  All references herein to "Dollars" or "$" shall be
                -----------
deemed to be references to United States dollars.

          1.12  Encumbrance.  Any mortgage, lien, security interest, security
                -----------
agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, restrictive covenants, leases and licenses).

          1.13  FCC.  The Federal Communications Commission.
                ---

          1.14  First Closing.  The consummation of the transactions
                -------------
contemplated by Section 4.1, the date of which is referred to as the First Closing Date.

          1.15  First Launched Satellite.  The first satellite that Loral
                ------------------------
attempts to launch under the BSS Construction Agreement, whether or not Successfully Delivered.

          1.16  First Successfully Delivered Satellite.  The first Satellite
                --------------------------------------
launched pursuant to the BSS Construction Agreement which is accepted by Tempo pursuant to Section 10.2 or Section 10.3 of the BSS Construction Agreement, including, if applicable, a replacement Satellite as contemplated by Section
10.4 of the BSS Construction Agreement.

          1.17  Force Majeure.  Acts of God; meteors; fire, flood, weather, or
                -------------
other catastrophes; other circumstances in the space environment over which the Parties have no control; Legal Requirements arising after the date of this Agreement; national emergencies, insurrections, riots, wars, or strikes, lockouts, work stoppages or other labor difficulties.

          1.18  Governmental Authority.  (i) The United States of America, (ii)
                ----------------------
Canada, (iii) any state, commonwealth, territory, province or possession of the United States of America or of Canada and any political subdivision thereof (including counties, municipalities and the like), (iv) any foreign (as to the United States of America or Canada) sovereign entity and any political subdivision thereof or (v) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

          1.19  Industry Canada.  A department of the Federal Government of
                ---------------
Canada which has, among other things, the responsibility for assigning the Canadian orbital slots.

          1.20  Legal Requirement.  Any applicable statute, ordinance, code,
                -----------------
law, rule, regulation, order or other requirement, standard or procedure, in each case to the extent having the force of law, enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

          1.21  Loral Side Agreement.  The memorandum of agreement to be
                --------------------
entered into among Tempo, Loral and Telesat, as amended or extended.

          1.22  Performance Specifications.  The Satellite performance
                --------------------------
specifications defined in the BSS Construction Agreement, as amended.

          1.23  Permitted Encumbrances.  Rights reserved to any Governmental
                ----------------------
Authority to regulate the Satellites.

          1.24  Person.  Any natural person, corporation, partnership, trust,
                ------
unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          1.25  Primestar.  Primestar Partners, L.P., a Delaware limited
                ---------
partnership.

          1.26  Purchase Price of First Successfully Delivered Satellite.  An
                --------------------------------------------------------
amount equal to the aggregate of the following:

                (a) all amounts paid or payable to Loral under the BSS Construction Agreement with respect to (i) the First Successfully Delivered Satellite (which shall include 50% of any amounts paid or payable under the Amendments and 50% of any other amounts paid or payable under the BSS Construction Agreement which are not attributable to a specific Satellite) [******] payable under Article 13 of the BSS Construction Agreement) and (ii) Items 3 and 4 described in Section 4.1 of the BSS Construction Agreement;

                (a) all amounts paid or payable under the Telesat Agreements with respect to the period up to and including the date that is 10 days prior to the First Closing Date;

                (c) 50% of interest charges and other financing costs paid or payable by Tempo, Primestar or their respective Affiliates under the Construction Financing Agreements with respect to the period up to and including the date that is 10 days prior to First Closing Date; and

                (d) [*****] representing amounts paid by Tempo, Primestar or their respective Affiliates to Loral prior to execution of the BSS Construction Agreement in connection with the Satellites;

                less

                      (i) the amount of any damages paid to Tempo, Primestar or their respective Affiliates by Loral pursuant to Article 23 of the BSS Construction Agreement in respect of the First Successfully Delivered Satellite;

                      (ii) the amount of any [*****] of the BSS Construction Agreement in respect of the First Successfully Delivered Satellite prior to the First Closing Date;

                      (iii) the amount of any reimbursement by Loral to Tempo, Primestar or their respective Affiliates pursuant to Article 21 of the BSS Construction Agreement in respect of the First Successfully Delivered Satellite; provided, that no reduction shall be made in respect of any payment by Loral for alternative satellite facilities acquired by Tempo as a result of a delay in Satellite delivery; and

                      (iv) any late payment or interest charges and any other amounts paid by Tempo, Primestar or their respective Affiliates under either the BSS Construction Agreement or any Construction Financing Agreement as a result of a default under any such agreement.

          1.27   Purchase Price of Second Successfully Delivered Satellite. An
                 ---------------------------------------------------------
amount equal to the aggregate of the following:

                 (a) all amounts paid or payable to Loral under the BSS Construction Agreement [*****] payable under Article 13 of the BSS Construction Agreement);

                 (b) all amounts paid or payable to Telesat under the Telesat Agreements; and

                 (c) all interest charges and other financing costs paid or payable by Tempo, Primestar or their respective Affiliates under the Construction Financing Agreements;

in each case to the extent not previously paid by Telesat as part of the Purchase Price of First Successfully Delivered Satellite;

                 less

                      (i) the amount of any damages paid to Tempo, Primestar or their respective Affiliates by Loral pursuant to Article 23 of the BSS Construction Agreement;

                      (ii) the amount of any [*****] of the BSS Construction Agreement in respect of the Second Successfully Delivered Satellite prior to the Second Closing Date;

                      (iii) the amount of any reimbursement by Loral to Tempo, Primestar or their respective Affiliates pursuant to Article 21 of the BSS Construction Agreement; provided, that no reduction shall be made in respect of any payment by Loral for alternative satellite facilities acquired by Tempo as a result of a delay in Satellite delivery; and

                      (iv) any late payment or interest charges and any other amounts paid by Tempo, Primestar or their respective Affiliates under either the BSS Construction Agreement or any Construction Financing Agreement as a result of a default under any such agreement;

in each case to the extent not applied in reduction of part of the Purchase Price of First Successfully Delivered Satellite.

          1.28   Radio Authorization.  The authorization of the Minister of
                 -------------------
Industry (Canada) pursuant to the Radiocommunication Act (Canada) to use the broadcast satellite system position at the 82 West orbital location.

          1.29   Required Consents.  The Telesat Required Consents and the Tempo
                 -----------------
Required Consents.

          1.30   Satellite Failure.  A Satellite Failure shall be deemed to have
                 -----------------
occurred with respect to a Satellite when (a) the Satellite no longer has sufficient fuel to perform north/south station keeping maneuvers, while maintaining an appropriate fuel reserve for decommissioning; or (b) at any point in time there are fewer than (i) eight transponders on the Satellite which meet the Performance Specifications if the Satellite is operating in the 16 transponder mode or (ii) 16 transponders on the Satellite which meet the Performance Specifications if the Satellite is operating in the 32 transponder mode; or (c) Telesat and TCI have mutually agreed to declare the Satellite a Satellite Failure.

          1.31  Satellite Purchase Price.  The Purchase Price of First
                ------------------------
Successfully Delivered Satellite or the Purchase Price of Second Successfully Delivered Satellite, as applicable.

          1.32  Second Closing.  The consummation of the transactions
                --------------
contemplated by Section 4.2, the date of which is referred to as the Second Closing Date.

          1.33  Second Launched Satellite.  The second satellite that Loral
                -------------------------
attempts to launch under the BSS Construction Agreement, whether or not Successfully Delivered.

          1.34  Second Successfully Delivered Satellite.  The second Satellite
                ---------------------------------------
launched pursuant to the BSS Construction Agreement which is accepted by Tempo pursuant to Section 10.2 or Section 10.3 of the BSS Construction Agreement, including, if applicable, a replacement Satellite as contemplated by Section
10.4 of the BSS Construction Agreement.

          1.35  Spare TWTA.  Certain redundant transponder equipment units, as
                ----------
described in the Performance Specifications, which are designed as substitutes for equipment component units in use, the failure of which equipment component units in use could cause a transponder to fail to meet the Performance Specifications.

          1.36  Successful Delivery.  A Satellite has been launched and
                -------------------
accepted by Tempo pursuant to Section 10.2 or Section 10.3 of the BSS Construction Agreement.

          1.37  Telesat Access Requirements.  The Access Requirements attached
                ---------------------------
hereto as EXHIBIT C.

          1.38  Telesat Agreements.  The following agreements between Telesat
                ------------------
and Tempo: (a) Consulting Agreement dated as of November 16, 1990, and amended as of June 1, 1991 and September 28, 1992, (b) Technical Assistance Agreement dated as of December 31, 1992 and (c) Consulting Agreement dated as of August 12, 1993.

          1.39  Telesat Insurance.  Any insurance obtained by Telesat on the
                -----------------
Satellites or the Telesat Transponders.

          1.40  Telesat Required Consents.  All notifications, licenses,
                -------------------------
permits, authorizations, approvals and consents under Legal Requirements and other third-party consents, (including, without limiting the generality of the foregoing, any Industry Canada and CRTC requirements, notifications, licenses, authorizations, approvals and or consents), required for Telesat to consummate the transactions contemplated by, and to perform its obligations under, the Satellite Purchase Agreement and this Agreement, including those required for
(a) Telesat to permit the transactions described in Section 2 hereof, (b) Telesat to purchase the Satellites and to thereafter own and operate the Satellites, and (c) Telesat to sell transponders on the Satellites to TCI in accordance with the terms of this Agreement and TCI to purchase and use such transponders under Canadian Legal Requirements to transmit television programming and other services into the United States; provided, that any notifications, licenses, permits, authorizations, approvals and consents required under United States Legal Requirements for TCI to so purchase and use such transponders are Tempo Required Consents, not Telesat Required Consents.

          1.41  Telesat Share.  [*****]
                -------------

          1.42  Tempo Required Consents.  All notifications, licenses,
                -----------------------
permits, authorizations, approvals and consents under Legal Requirements and other third-party consents (including, without limiting the generality of the foregoing, any FCC requirements, notifications, licenses, authorizations, approvals and or consents) required for Tempo to consummate the transactions contemplated by, and to perform its obligations under, the Satellite Purchase Agreement and TCI to consummate the transactions contemplated by, and to perform its obligations under, this Agreement, including those required for (a) Tempo to sell the Satellites to Telesat, and (b) TCI to purchase transponders on the Satellites in accordance with the terms of this Agreement and to use such transponders to transmit television programming and other services into the United States; provided, that any notifications, licenses, permits, authorizations, approvals and consents required under Canadian Legal Requirements for TCI to so purchase and use such transponders are Telesat Required Consents, not Tempo Required Consents.

          1.43  Third Party.  With respect to any Person, a Person other than
                -----------
an Affiliate of such Person.

          1.44  Third Party Offer.  A bona fide, non-collusive, binding,
                -----------------
arms'-length written offer from a Third Party to purchase or lease any portion of the Telesat Transponders, stated in terms of U.S. dollars.

          1.45  Transfer.  A sale, lease, exchange, assignment or other
                --------
disposition, whether voluntary or by operation of law.

          1.46  Transponder.  That portion of the communications subsystem
                -----------
between the receive antenna output port and transmit antenna input port, including any redundancy switching and a traveling wave tube amplifier (TWTA) (subject to the conditions of Section 9), which provides an individual communications transmission path for a 24 MHz channel.

          1.47  Transponder Failure.  A Transponder Failure means:  (a) a
                -------------------
Transponder fails to meet the Performance Specifications for a cumulative period of more than ten hours during any consecutive 30 day period, or (b) 20 or more "outage units" (as defined below) occur within a consecutive 30 day period with respect to a Transponder, or (c) a Transponder fails to meet the Performance Specifications for a period in excess of 30 seconds per day for a period of 30 days, or (d) a Transponder fails to meet the Performance Specifications for any period of time under circumstances that make it clearly ascertainable or predictable technically that a failure set forth in either (a) or (b) or (c) of this definition will occur. An "outage unit" shall mean the failure of a Transponder to meet the Performance Specifications for 15 minutes or more in one day. Notwithstanding the foregoing, the occurrence of fewer than ten TWTA Spurious Switch-Offs or 30 micro-discharge events (i.e., a very short unwanted interruption of the transponder RF signal)
        ----
with respect to a Transponder in a consecutive 60 day period shall not constitute a Transponder Failure.

          1.48  Transponder Purchase Price.
                --------------------------

                (a) Subject to Sections 1.48(b) and (c), the Transponder Purchase Price for each Satellite will be an amount equal to:

                                    [*****]

                (b) If the First Successfully Delivered Satellite is being operated in the 16 transponder mode at the time it is sold to Telesat, the Transponder Purchase Price in respect of the First Successfully Delivered

Satellite will be an amount equal to:

                                    [*****]

          (c) If the First Successfully Delivered Satellite is being operated in the 16 transponder mode at the time the Second Successfully Delivered Satellite is sold to Telesat pursuant to Section 3.2 of the Satellite Purchase Agreement, the Transponder Purchase Price in respect of the Second Successfully Delivered Satellite will be an amount equal to:

                                    [*****]

          1.49  TWTA Spurious Switch-Off ("TSSO").  For the purposes of
                ---------------------------------
defining a successful operating channel, with no interruptions to traffic on that channel, a TSSO is defined as any unwanted shut-off of a TWTA due to the automatic protection circuitry in its EPC. This EPC design contains an automatic reset unit ("ARU") that provides EPC operation within 300mS of a microdischarge event. If no other microdischarge event occurs within the next three minutes, the ARU will reset itself automatically. Two microdischarge events occurring within a three minute ARU interval on the same EPC may trigger a spurious switch off shutting down the EPC. If the ARU shuts down the EPC, causing the loss of the transponder TWTA function, the EPC and hence the TWTA must be restarted by ground command. The EPC timer will automatically apply the high voltage after five minutes and the TWTA will be back in service. In high power mode, TWTA shut-down includes shut-down of either one or both of the parallel combined traveling wave tubes ("TWT"). In medium power mode, TWTA shut-down is the shut-down of the one shut-down of the one operating TWT. A microdischarge event is any very short unwanted interruption of the Transponder RF signal. The micro-discharge event period is typically 1-50 mS duration.

          1.50  Other Definitions.  The following terms are defined in the
                -----------------
Sections indicated:

                       Term                                   Section
                       ----                                   -------

                Action                                            17.3
                Agreement                                     Preamble
                Amendments                                    Recitals
                Annual Insurance Coverage                       7.6(g)
                ARU                                               1.49
                Assignee                                          18.2
                Assignment Agreement                               4.2
                Average Present Value Amount                    7.6(g)
                BSS Construction Agreement                    Recitals
                Cost Per Transponder                         6.1(b)(i)
                Cost Per Transponder on a Quarterly
                    Basis                                    6.1(b)(i)
                First Interim Period                            2.1(a)
                Guarantee                                       7.9(a)
                Indemnified Party                                 17.3
                Indemnifying Party                                17.3
                Initial Secured Amount                          7.9(b)
                Intellectual Property Injunction              13.13(c)
                Loral                                         Recitals
                Loral Guarantor                               13.11(a)
                Loral Indemnity Claim                         13.13(a)
                Loral Warranty Claim                          13.12(a)
                Maximum Secured Amount                          7.9(b)
                net insurance proceeds                          7.8(b)
                Newly Available Telesat Transponder                6.2
                Operating Fees                                  7.6(a)
                Operating Fees Per Transponder              6.1(b)(ii)
                outage unit                                       1.47
                Party or Parties                              Preamble
                Prepaid Operating Fees                          7.7(a)
                QTPT/48                                     6.1(b)(ii)
                Satellite or Satellites                       Recitals
                Satellite Purchase Agreement                  Recitals
                Second Interim Period                              2.4


                    TCI Indemnitees                                  17.1
                    TCI Option                                        6.2
                    TCI Transponders                         4.1(a) & (b)
                    Tele-Communications                            7.9(a)
                    Telesat                                      Preamble
                    Telesat Indemnitees                              17.2
                    Telesat Transponders                      3.1(a)& (b)
                    Telesat Warranty Payback                       7.7(b)
                    Tempo                                        Recitals
                    Term                                                5
                    Time Differential                          6.1(b)(ii)
                    TSSO                                             1.49
                    TT&C                                              7.4
                    Two-Channel Transponder Simulator                 7.4
                    TWT                                              1.49
                    TWTA                                             1.46
                    Unused Telesat Transponder                     6.1(a)
                    Warranty Claim Payments                      13.12(c)
                    Warranty Paybacks                              7.7(b)
                    Warranty Payback Claim                       13.11(b)

SECTION 2. INTERIM USE AND OPERATION OF SATELLITES; OPTIONS REGARDING 32 TRANSPONDER MODE.

             2.1   Operation of First Successfully Delivered Satellite Pending
                   -----------------------------------------------------------
First Closing; Initial Designation by TCI of 16 Transponder Mode or
-------------------------------------------------------------------
32 Transponder Mode.
-------------------

                   (a) During the period beginning on the date of Successful Delivery of the First Successfully Delivered Satellite and ending on the First Closing Date (the "First Interim Period"), Telesat shall be responsible for operating and maintaining the First Successfully Delivered Satellite in accordance with the provisions of Section 7 of this Agreement. In consideration of the operation and maintenance by Telesat of the First Successfully Delivered Satellite during the First Interim Period, TCI shall pay to Telesat an amount equal to [*****] Operating Fee payable pursuant to Section 7.6(b), the amount of such quarterly Operating Fee to be initially estimated by TCI and Telesat in good faith and to be prorated based on the actual number of days in the First Interim Period. The payment provided for in this Section 2.1(a), as estimated, shall be paid to Telesat by TCI on the first day of the First Interim Period. On the First Closing Date, the amount due to Telesat hereunder will be recalculated based on the actual quarterly Operating Fee payable pursuant to Section 7.6(b) and TCI or Telesat, as applicable, will pay the amount owed to the other Party on the First Closing Date; provided, that if a payment is due hereunder from Telesat to TCI, such payment will be offset against the first Operating Fee payment due hereunder from TCI to Telesat in respect of the First Successfully Delivery Satellite.

                   (b) At least 30 days prior to the launch of the First Launched Satellite and, if the First Launched Satellite is not Successfully Delivered, at least 30 days prior to the launch of each subsequent Satellite by Loral until there is a Successful Delivery of a Satellite, TCI shall notify Telesat whether it desires Telesat to initially operate such Satellite in the 16 Transponder mode (i.e., a high power mode, whether or not all 16 Transponders
                  ----
are functioning) or the 32 Transponder mode (i.e., a medium power mode, whether or not all 32 Transponders are functioning).

             2.2   Use of First Successfully Delivered Satellite Pending First
                   -----------------------------------------------------------
Closing. During the period beginning on the date of Successful Delivery of the First Successfully Delivered Satellite and ending on the First Closing Date, the following provisions regarding use of the First Successfully Delivered Satellite will apply:

                   (a) Telesat shall be entitled to the use of five Transponders chosen by it on such Satellite if such Satellite is being operated in the 32 Transponder mode (even if fewer than 32 Transponders are functioning), such use to be subject to the requirements of Section 6 of this Agreement. TCI will provide the In-Orbit Testing (as defined in the BSS Construction Agreement) results with respect to the First Successfully Delivered Satellite to Telesat within five days after Tempo's receipt of such results from Loral. Telesat shall notify TCI in writing regarding which five Transponders it desires to use within ten days following its receipt of the In-Orbit Testing results with respect to such Satellite.

                   (b)  Telesat shall be entitled to the use of two
Transponders chosen by it on such Satellite if such Satellite is being operated in the 16 Transponder mode (even if fewer than 16 Transponders are functioning), such use to be subject to the requirements of Section 6 of this Agreement. TCI will provide the In-Orbit Testing (as defined in the BSS Construction Agreement) results with respect to the First Successfully Delivered Satellite to Telesat within five days after Tempo's receipt of such results from Loral. Telesat shall notify TCI in writing regarding which two Transponders it desires to use within ten days following its receipt of the In-Orbit Testing results with respect to such Satellite.

                   (c) TCI shall be entitled to the use of all Transponders on such Satellite not assigned to Telesat pursuant to Section 2.2(a) or (b), such use to be subject to the requirements of Section 8 of this Agreement.

             2.3   Option Regarding Conversion to 32 Transponder Mode Following
                   ------------------------------------------------------------
First Closing. If the First Successfully Delivered Satellite is initially being
-------------
operated in the 16 Transponder mode, TCI may instruct Telesat at any time prior to the Second Closing Date, on ten days' notice, to commence operating the First Successfully Delivered Satellite in the 32 Transponder mode for the remainder of the Term or until a second Satellite is Successfully

Delivered and a transition of services is accomplished. Following an election by TCI to convert operation of the First Successfully Delivered Satellite from a 16 transponder mode to a 32 Transponder mode, three additional Transponders shall, subject to the obligations of Telesat under Section 4.3 and 7.6(c) to make refunds to TCI, be transferred to Telesat for no additional consideration and will be included in the Telesat Transponders, as specified in Section 3.1(a).

             2.4   Operation and Use of Second Successfully Delivered Satellite
                   ------------------------------------------------------------
Pending Closing.  During the period beginning on the date of Successful Delivery
---------------
of the Second Successfully Delivered Satellite and ending on the Second Closing Date (the "Second Interim Period"), the following provisions regarding operation and use of the Second Successfully Delivered Satellite will apply:

                   (a) Telesat shall be responsible for operating and maintaining the Second Successfully Delivered Satellite in accordance with the provisions of Section 7 of this Agreement. In consideration of the operation and maintenance by Telesat of the Second Successfully Delivered Satellite during the Second Interim Period, TCI shall pay to Telesat an amount equal to [*****] Operating Fee payable pursuant to Section 7.6(e), the amount of such quarterly Operating Fee to be initially estimated by TCI and Telesat in good faith and to be prorated based on the actual number of days in the Second Interim Period. The payment provided for in this Section 2.4(a), as estimated, shall be paid to Telesat by TCI on the first day of the Second Interim Period. On the Second Closing Date, the amount due to Telesat hereunder will be recalculated based on the actual quarterly Operating Fee payable pursuant to Section 7.6(e) and TCI or Telesat, as applicable, will pay the amount owed to the other Party on the Second Closing Date; provided, that if a payment is due hereunder from Telesat to TCI, such payment will be offset against the first Operating Fee payment due hereunder from TCI to Telesat in respect of the Second Successfully Delivered Satellite.

                   (b) From and after the date of Successful Delivery of the Second Satellite, both Satellites shall be operated in the 16 Transponder mode as a high power DBS system and Telesat shall be entitled to the use of five Transponders on such Satellites chosen by it, such use to be subject to the requirements of Section 6 of this Agreement. TCI will provide the In-Orbit Testing results with respect to the Second Successfully Delivered Satellite to Telesat within five days after Tempo's receipt of such results from Loral. Telesat shall have the right to choose and exchange, or retain, as the case may be, the five Transponders on the Satellites to be used by it during the Second Interim Period, which Transponders may, but are not required to be, the same Transponders previously designated as the "Telesat Transponders" on the First Successfully Delivered Satellite; provided, that Telesat must keep as a Telesat Transponder any Telesat Transponder that is not performing in accordance with Performance Specifications at the time of Successful Delivery of the Second Successfully Delivered Satellite. Telesat shall notify TCI in writing regarding the five Transponders it desires to use within 10 days following its receipt of the In-Orbit testing results for such Satellite.

                   (c) TCI shall be entitled to the use of all Transponders on the Satellites not chosen by Telesat pursuant to Section 2.4(b), such use to be subject to the requirements of Section 8 of this Agreement.

SECTION 3.   DESIGNATION OF TELESAT TRANSPONDERS.

             3.1   Designation of Telesat Transponders.
                   -----------------------------------

                   (a) On the First Closing Date, the Transponders chosen by Telesat pursuant to Section 2.2 of this Agreement (i.e., two Transponders if in
                                                   ---
the 16 Transponder mode and 5 Transponders if in the 32 Transponder mode) shall thereafter be known as the "Telesat Transponders." If the First Successfully Delivered Satellite is being operated in the 16 Transponder mode on the First Closing Date and TCI thereafter elects pursuant to Section 2.3 of this Agreement to have Telesat operate such Satellite in the 32 Transponder mode, Telesat shall acquire full ownership of three additional Transponders chosen by it on such Satellite and the five Transponders retained by Telesat shall thereafter be known as the "Telesat Transponders." Such acquisition of three additional Transponders by Telesat shall, subject to the obligations of Telesat under
Section 4.3 and 7.6(c) to make refunds to TCI, be for no additional consideration.

                   (b) From and after the date of Second Closing Date, both Satellites shall be operated in the 16 Transponder mode as a high power DBS system. From and after the Second Closing Date, the Transponders chosen by Telesat pursuant to Section 2.4(b) shall thereafter be known as the "Telesat Transponders."

                   (c) The maximum number of Transponders to be retained by Telesat pursuant to this Agreement is five. The Parties agree to execute and deliver to each other such instruments as may be necessary to vest title to the Transponders in the proper Party following any redesignation by Telesat of its Transponders pursuant to Section 2 or any additional acquisition by Telesat of Transponders pursuant to Section 3.1. All Telesat Transponders are non-preemptible.

SECTION 4.   PURCHASE AND SALE OF SATELLITE TRANSPONDERS.

             Subject to the terms and conditions set forth in this Agreement, the Parties will effect the purchase and sale of Transponders described below:

             4.1   Purchase and Sale of Transponders on First Successfully
                   -------------------------------------------------------
Delivered Satellite.
-------------------

                   (a) If the First Successfully Delivered Satellite is sold to Telesat pursuant to the Satellite Purchase Agreement and is being operated in the 16 Transponder mode on the First Closing Date, Telesat, in consideration of and in exchange for payment by TCI of the Transponder Purchase Price with respect to the First Successfully Delivered Satellite pursuant to Section 4.3, will sell, convey, transfer and assign to TCI, all of Telesat's right, title and interest in and to the 14 Transponders on such Satellite not designated as the Telesat Transponders pursuant to Section 3.1(a) of this Agreement or, if the First Successfully Delivered Satellites has been accepted pursuant to Section 10.3 of the BSS Construction Agreement, such lesser number of Transponders as remain after designation by Telesat of its two Transponders (and such Transponders shall then be the "TCI Transponders"). If the First Successfully Delivered Satellite is being operated in the 32 Transponder mode at the time it is sold to Telesat, the "TCI Transponders" sold to TCI under this Section 4.1(a) shall be the 27 Transponders on the First Successfully Delivered Satellite not designated as the Telesat Transponders pursuant to Section 3.1(a) of this Agreement or, if the First Successfully Delivered Satellite has been accepted pursuant to Section
10.3 of the BSS Construction Agreement, such lesser number of Transponders as remain after designation by Telesat of its five Transponders.

                   (b) From and after the Second Closing Date, both Satellites shall be operated in the 16 Transponder mode as a high power DBS system. If the Second Successfully Delivered Satellite is sold to Telesat pursuant to the Satellite Purchase Agreement, on the Second Closing Date, Telesat, in consideration of and in exchange for payment by TCI of the Transponder Purchase Price with respect to the Second Successfully Delivered Satellite pursuant to
Section 4.3 , will sell, convey, transfer and assign to TCI all of Telesat's right, title and interest in and to the 27 Transponders not designated as the Telesat Transponders pursuant to Section 3.1(b), to the extent not previously conveyed or, if the Second Successfully Delivered Satellite has been accepted pursuant to Section 10.3 of the BSS Construction Agreement, such lesser number of Transponders as remain after designation by Telesat of its five Transponders (and such Transponders, together with the transponders previously acquired by TCI pursuant to Section 4.1(a) of this Agreement shall thereafter be the "TCI Transponders").

             4.2   Title to, and Status of, TCI Transponders. Each transfer of
                   -----------------------------------------
a TCI Transponder to TCI under this Section 4 shall be made free and clear of all Encumbrances created by or applicable to Telesat except Permitted Encumbrances, such assignment to be effected pursuant to an Assignment Agreement in the form attached to this Agreement as EXHIBIT A (the "Assignment Agreement"), as modified to reflect the Transponders actually being sold to TCI. The TCI Transponders are non-preemptible.

             4.3   Payment of Transponder Purchase Price.  On the First Closing
                   -------------------------------------
Date and, if applicable, the Second Closing Date, TCI will pay to Telesat the Transponder Purchase Price with respect to the Satellite sold to Telesat on such Closing Date, which amount will be offset by Telesat against the Satellite Purchase Price payable by Telesat to Tempo pursuant to the Satellite Purchase Agreement with respect to such Satellite and Telesat agrees that TCI may offset the Transponder Purchase Price payable on such Closing Date against an equal amount of the Satellite Purchase Price payable by Telesat to Tempo on such date. If TCI exercises the option granted to it in Section 2.3 of this Agreement, the Transponder Purchase Price for the First Successfully Delivered Satellite will be recalculated on the date of exercise by TCI of such option pursuant to the formula set forth in Section 1.48(a) and the positive difference between the

Transponder Purchase Price as recalculated and the Transponder Purchase Price previously paid by TCI in respect of the First Successfully Delivered Satellite will be refunded to TCI by Telesat, such refund to be effected by TCI offsetting the amount due to it from Telesat against the next payment of Operating Fees made by TCI in respect of the First Successfully Delivered Satellite.

SECTION 5.   TERM.

             Subject to the provisions of Sections 7.8, 13.9(d) and 16, the term of this Agreement shall commence on the date hereof and shall terminate when there are no longer any Satellites which have not been deemed to be a Satellite Failure (the "Term").

SECTION 6.   TELESAT TRANSPONDERS.

             6.1   Sale of Telesat Transponders to Canadian DBS Providers.
                   ------------------------------------------------------

                   (a) TCI, through an Affiliate, operates a direct-to-home distribution service and acknowledges the desirability of joint marketing and programming relationships with potential Canadian DBS providers and, therefore, agrees to work in full cooperation with Telesat to formulate arrangements that will enhance the ability of Telesat to sell, lease or otherwise provide the use of Telesat's Transponders to Canadian DBS Providers. Following execution of this Agreement, Telesat shall use its best efforts to finalize an operating agreement or a purchase agreement with one or more Canadian DBS Providers for use or sale of the Telesat Transponders; provided, however, that if Telesat is unable with respect to any Telesat Transponder (an "Unused Telesat Transponder") to reach an agreement with a Canadian DBS Provider within one year following the date on which Telesat acquired ownership of such Unused Telesat Transponder, Telesat may, not later than 15 months following the date on which Telesat acquired ownership of such Unused Telesat Transponders, offer to sell all such Unused Telesat Transponders to TCI and TCI shall, within 90 days following its receipt of such offer, purchase such Unused Telesat Transponders on the terms and conditions set forth in Section 6.1(b) below; provided, that TCI shall not be obligated to purchase any Unused Telesat Transponder that has suffered a Transponder Failure.

                   (b) The terms and conditions pursuant to which TCI shall purchase the Unused Telesat Transponders put to it by Telesat are as follows:

                         (i)  TCI shall make a one time only payment of capital
for each Unused Telesat Transponder to be purchased by it equal to [*****] and Telesat will, by appropriate documentation, Transfer to TCI, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created prior to the time Telesat acquired title to or began using the Unused Telesat Transponders, all of Telesat's right, title and interest in and to, the Unused Telesat Transponders.

                         (ii)   In addition, TCI shall [*****] with respect to
the TCI Transponders on the Satellite which contains the Unused Telesat Transponders.


             6.2   Newly Available Telesat Transponders.  If a Telesat
                   ------------------------------------
Transponder which was initially Transferred by Telesat to a Canadian DBS Provider pursuant to Section 6.1(a) of this Agreement subsequently becomes available (a "Newly Available Telesat Transponder"), Telesat may Transfer such Newly Available Telesat Transponder to a Canadian DBS Provider without first offering such Transponder to TCI. If Telesat has not Transferred a Newly Available Telesat Transponder to a Canadian DBS Provider within three months following the date on which such Transponder again became available, Telesat may offer such transponder to TCI and TCI shall have the option (the "TCI Option") to accept such offer from Telesat for [*****] The closing of any Transfer pursuant to this Section will be held on a date agreed to by Telesat and TCI which is not later than 60 days after the date of TCI's exercise of the TCI Option. At closing of any

Transfer contemplated by this Section 6.2, TCI will pay the required purchase price and Telesat will, by appropriate documentation, Transfer to TCI, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created prior to the time Telesat acquired title to or began using the Unused Telesat Transponders, all of Telesat's right, title and interest in and to, the applicable Newly Available Telesat Transponder.

             6.3   Sale of Telesat Transponders to Third Parties Pursuant to
                   ---------------------------------------------------------
Right of First Refusal. Telesat may Transfer all, but not less than all, of any
----------------------
Newly Available Telesat Transponder to a Third Party that is not a Canadian DBS Provider only pursuant to a Third Party Offer and only after following the procedures set forth in this Section 6.3. The Third Party Offer must be for the remaining life of the Newly Available Telesat Transponder [*****] TCI may accept such offer in whole but not in part, by giving written notice to Telesat within 15 days after its receipt of written notice from Telesat of such offer. The closing of any Transfer pursuant to this Section will be held on a date agreed to by Telesat and TCI which is not later than 60 days after the date of TCI's notice of acceptance. At closing of any Transfer contemplated by this Section 6.3, TCI will pay the required purchase price and Telesat will, by appropriate documentation, Transfer to TCI, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created prior to the time Telesat acquired title to or began using the Unused Telesat Transponders, all of Telesat's right, title and interest in and to, the applicable Newly Available Telesat Transponder. If TCI does not accept an offer by Telesat to Transfer a Newly Available Telesat Transponder or does not close the Transfer in accordance with this Section, [*****]
             6.4   Treatment of Transferred Telesat Transponders.  Upon
                   ---------------------------------------------
consummation of a Transfer of any portion of the Telesat Transponders to TCI pursuant to Section 6.1, 6.2 or 6.3, the Telesat Transponders Transferred to TCI shall thereafter be included in the definition of TCI Transponders for all purposes.

SECTION 7.   OPERATION OF SATELLITE.

             7.1   Operation of the Satellite.  Telesat shall be responsible
                   --------------------------
for operating and maintaining the Satellites at the 82 degree West orbital location during the Term of this Agreement (including maintenance and operation of each Satellite pending Closing for such Satellite, as contemplated by Section 2 of this Agreement) in accordance with the Satellite Orbital Operation Handbook (as defined in the BSS Construction Agreement). Telesat and TCI will jointly coordinate operating levels and the type of modulation in the bandwidth.

             7.2   Compliance with Law.  Telesat will comply with all
                   -------------------
applicable Legal Requirements, both current and as may come into effect, in connection with the performance of its obligations under this Agreement.

             7.3   Operating Costs.  Telesat shall be responsible for all costs
                   ---------------
of operating and maintaining the Satellites at the 82 degree West orbital location during the Term of this Agreement, including, without limitation, the following:

                   (a)  [*****];

                   (b)  [*****]

                   (c)  [*****]

                   (d)  [*****]

             7.4   Satellite Operations.  Throughout the term of this
                   --------------------
Agreement, Telesat, at its cost and expense, shall provide for all the functions of Tracking, Telemetry and Command ("TT&C") in accordance with the plan attached as EXHIBIT F, including, without limitation, stationkeeping, attitude control, and other satellite maintenance and switching functions as shall be necessary to maintain the Transponders on the Satellites in accordance with the Performance Specifications. When a new TT&C facility is established, Telesat shall promptly notify TCI. The Two-Channel Transponder Simulator (identified as Item 3 in
Section 4.1 of the BSS Construction Agreement) shall be located at the TCI National Digital Television Center facility in Denver, CO, and shall be made available to Telesat and its Canadian customers using the Satellite(s), free of charge, for simulated transmission testing. TCI will be the owner of and will be responsible for the cost of operating, maintaining and, at its option, replacing the Two-Channel Transponder Simulator.

             7.5   Telesat Reports.  Telesat will provide TCI with the
                   ---------------
following reports regarding the operation of the Satellites and the associated TT&C facilities:

                   (a) Following the Closing Dates, Telesat shall provide TCI with monthly written operational reports concerning the Satellite(s) and shall provide general advice without any liability on its part to TCI on any technical matters relating to the operation of the TCI Transponders. Anomalous operations shall be reported to TCI as soon as possible. Each party agrees to promptly notify the other, in writing if it receives notification of any governmental action or order which will materially affect the operation of the Satellite(s) or the terms of this Agreement.

                   (b) Telesat shall notify and consult with TCI regarding all maneuvers of the Satellite(s) which would result in a change in the orbital location of the Satellite(s) within twenty-four (24) hours of Telesat becoming aware of the need for the change. Telesat, in its sole discretion, has the right to select the most convenient hours during which such maneuvers shall occur, consistent with Telesat's obligation to properly maintain the affected Satellite.

             7.6   Payment of Operating Fees.  In consideration of the services
                   -------------------------
provided by Telesat under this Agreement, TCI shall pay to Telesat the quarterly payments provided for in this Section 7.6 and in Section 6.

                   (a)   The quarterly payments to be made by TCI pursuant to
Section 7.6(b), (d) or (e) and Section 6, as applicable, and as adjusted pursuant to the provisions of Sections 7.6 and 7.7, are referred to herein as the "Operating Fees." Telesat will designate the account to which the Operating Fees shall be paid prior to the First Closing. Telesat will render invoices to TCI with respect to each payment of Operating Fees due hereunder at least 30 days prior to the date on which such payment is due.

                   (b) On the first day of each of the 48 full calender quarters immediately following the First Closing Date, TCI will pay Operating Fees to Telesat in the amount of [*****] in respect of the First Successfully Delivered Satellite, as adjusted pursuant to the provisions of Sections 7.6 and
7.7. The Operating Fees set forth in this Section 7.6(b) are based on an assumed Purchase Price of First Successfully Delivered Satellite of [*****] and an assumed Telesat Share for the First Successfully Delivered Satellite of [*****]. For each dollar reduction or increase in the amount of the Telesat Share with respect to the First Successfully Delivered Satellite below or above [*****], there shall be a reduction or increase, as applicable, in the quarterly Operating Fees payable under this Section 7.6(b) in an amount equal to the amount of the reduction or increase in the Telesat Share multiplied by .0304. For example, if the Purchase Price of First Successfully Delivered Satellite were actually [*****] and the Telesat Share were [*****], the amount of the quarterly Operating Fees payable pursuant to this Section 7.6(b) would be [*****] (i.e., [*****] multiplied by .0304 equals a [*****] reduction in the
         ----
amount of the Operating Fees). The Operating Fees set forth in Section 7.6(b) and (e) include an allocation to TCI of 27/32nds of an assumed [*****] annual license fee payable to Industry Canada for use of the 82 degrees West orbital location for two Satellites.

                   (c) If the First Successfully Delivered Satellite is being operated in the 16 Transponder mode when it is sold to Telesat, the Operating Fees payable in respect of such Satellite (as initially calculated pursuant to Section 7.6(b) and as thereafter adjusted from time to time pursuant to Section
7.6 and 7.7) made prior to exercise by TCI of the option granted to it in
Section 2.3 of this Agreement will be increased by an amount equal to the product obtained by multiplying .037 by the Operating Fees for such Satellite then in effect. If TCI exercises the option granted to it in Section 2.3 of this Agreement, all additional payments previously made by TCI pursuant to this
Section 7.6(c) will be refunded to TCI by Telesat, such refund to be effected by TCI offsetting the amount due to it from Telesat against the next payment of Operating Fees made by TCI in respect of the First Successfully Delivered Satellite.

                   (d) In addition to the Operating Fees provided for in Sections 7.6(b) and (c), on the first day of each of the 48 full calendar quarters immediately following the First Closing Date and pending the Second Closing Date, (i) TCI will pay to Telesat a service fee of [*****], and (ii) if the license fees payable to Industry Canada by Telesat are a fixed amount for the 82 degrees West orbital slot and do not vary based on the number of satellites located at such orbital slot or the number of frequencies used at such orbital slot, TCI will pay to Telesat an additional service fee of [*****], it being agreed that TCI's obligation to pay Telesat such additional [*****] and [*****] service fees will terminate on the Second Closing Date.

                   (e) On the first day of each of the 48 full calendar quarters immediately following the Second Closing Date, TCI will pay Operating Fees to Telesat in the amount of [*****] in respect of the Second Successfully Delivered Satellite, as adjusted pursuant to the provisions of Sections 7.6 and
7.7. The Operating Fees set forth in this Section 7.6(e) are based on an assumed Purchase Price of Second Successfully Delivered Satellite of [*****] and an assumed Telesat Share for the Second Successfully Delivered Satellite of [*****]. For each dollar reduction or increase in the amount of the Telesat Share with respect to the Second Successfully Delivered Satellite below or above [*****], there shall be a reduction or increase, as applicable, in the Operating Fees payable under this Section 7.6(e) in an amount equal to the amount of the reduction or increase in the Telesat Share multiplied by .0304.

                   (f) If the First Successfully Delivered Satellite is being operated in the 16 Transponder mode at the time the Second Successfully Delivered Satellite is sold to Telesat, the Operating Fees for the Second Successfully Delivered Satellite (as initially calculated pursuant to Section 7.6(e) and as thereafter adjusted from time to time pursuant to Section 7.7) shall be reduced by an amount equal to the product obtained by multiplying .037 by the Operating Fees for such Satellite then in effect.

                   (g) If Telesat does not obtain and maintain in full force and effect on an annual basis during the Term, insurance on a Satellite in an amount at least equal to the Average Present Value Amount (as defined below), (such amount of insurance coverage being referred to herein as the "Annual Insurance Coverage"), Telesat shall credit TCI each quarter of such insurance year with an amount in respect of such Satellite equal to:

      (Average Present Value Amount - Annual Insurance Coverage) x 0.025
      ------------------------------------------------------------------
                                       4

The "Average Present Value Amount" means an amount in any insurance year equal to the average of 75% of the present value of the remaining quarterly Operating Fees relating to the Satellite being insured calculated at an annual discount rate of 10% as of the beginning and end of such insurance year. Notwithstanding the aforesaid, there shall be no amount credited by Telesat to TCI under this Section for any insurance year in the event (i) the cost of the Annual Insurance Coverage for such year is equal to or greater than the product of the Average Present Value Amount for such year and 2 1/2%; or (ii) pursuant to Section 13.10, TCI desires to purchase in-orbit insurance in connection with its ownership of the TCI Transponders and the effect of such purchase is that Telesat is unable to purchase in such year an amount of insurance equal to the Average Present Value Amount.

             7.7  Prepaid Operating Fees: Warranty Paybacks: Payments in Respect
                  ----------------------
of Resurrected Transponders.

                   (a) At any time and from time to time after the date which is one year after the First Closing Date, TCI may prepay Operating Fees to Telesat (the "Prepaid Operating Fees" ) with respect to the TCI Transponders, and shall designate at the time each such payment is made whether such Prepaid Operating Fees relate to the TCI Transponders purchased by it on the First Closing Date or the Second Closing Date. Following each payment of Prepaid Operating Fees, the Operating Fees payable with respect to the TCI Transponders to which such payment relates shall be reduced by an amount equal to the number obtained by multiplying the amount of the Prepaid Operating Fees by the number set forth on EXHIBIT D hereto with respect to the quarter during which such Prepaid Operating Fees are paid.

                   (b) As specified in the Loral Side Agreement, Warranty Payback payments by Loral pursuant to Articles 13 and 14 of the BSS Construction Agreement ("Warranty Paybacks") in respect of TCI Transponders shall, to the extent not taken into account as a reduction in the Satellite Purchase Price, be shared equally by Telecast and Tempo, the amount of any Warranty Payback payment to Telesat being referred to herein as a "Telesat Warranty Payback." Following each payment to Telesat of a Telesat Warranty Payback, the Operating Fees with respect to the TCI Transponders to which such payment relates shall be reduced by an amount equal to the number obtained by multiplying the Telesat Warranty Payback by the number set forth on Exhibit D hereto with respect to the quarter during which such Telesat Warrant Payback is paid to Telesat.

                   (c) Telesat agrees that it will timely pay to Loral on behalf of Tempo any Resurrected Transponder (as defined in the BSS Construction Agreement) payment that Tempo is required to make under the BSS Construction Agreement to the extent that Telesat received the Warranty Payback to which such Resurrected Transponder payment relates in an amount not to exceed the amount of such Warranty Payback. Following each such payment by Telesat that relates to a TCI Transponder, the Operating Fees with respect to the TCI Transponders to which such payment relates shall be increased by an amount equal to the number obtained by multiplying the amount of such payment by Telesat by the number set forth on EXHIBIT D hereto with respect to the quarter during which such payment is made by Telesat.

             7.8   Effect of Satellite or Transponder Failure.
                   ------------------------------------------

                   (a) Unless this Agreement is terminated under Section 16, the Operating Fees for Successfully Delivered Satellites, as appropriately adjusted pursuant to Sections 7.6 and 7.7 of this Agreement, and the obligations of the guarantor under the Guarantee described in Section 7.9, shall, subject to the limitations set forth in Section 7.8(b) and (c), continue and be payable in each and every event, including, without limitation, Force Majeure and whether any Satellite or Transponder is operating and is able to transmit and receive signals on any or all of the channels for which it was intended to operate.

                   (b) If a Satellite failure occurs for which Telesat is entitled to make a claim under any Telesat Insurance policy and the Satellite continues to operate, Telesat agrees that it will diligently pursue payment of such claim and further agrees that the amount of any insurance proceeds received by Telesat net of any salvage value payable to Telesat's insurers (such net amount being referred to herein as "net insurance proceeds") in respect to the Satellite failure will reduce the Operating Fees in respect of such Satellite thereafter payable by TCI by an amount equal to the number obtained by multiplying 27/32 of the amount of the net insurance proceeds so received by Telesat by the number set forth on EXHIBIT D hereto with respect to the quarter during which such net insurance proceeds were received by Telesat. [*****]

                   (c) If a Satellite failure occurs for which Telesat is entitled to make a claim under any Telesat Insurance policy and the Satellite is decommissioned, Telesat agrees that it will diligently pursue payment of such claim and further agrees that TCI's obligation to continue payment of the prescribed Operating Fees in respect of such Satellite for the period from and after the date of receipt of the net insurance proceeds by Telesat will terminate provided [*****] payment and 27/32 of the net insurance proceeds. An annual discount rate of 10% will be applied in present value calculation.

                   (d) Upon termination of this Agreement as to a single Satellite pursuant to Section 7.8(c), TCI will begin or resume making the payments provided for in Section 7.6(d)(i) and, if applicable, Section 7.6(d)(ii) with respect to the period from and after the date of complete Satellite failure.

             7.9   Guarantee.
                   ---------

                   (a) At each Closing, TCI shall cause Tele-Communications, Inc., a Delaware corporation ("Tele-Communications") or, with the prior written approval of Telesat (not to be unreasonably withheld), a substitute guarantor. to deliver to Telesat a guarantee in the form of EXHIBIT B (a "Guarantee"). Telesat acknowledges that the designation of Tele-Communications as the entity to deliver the Guarantee at each Closing is intended as a temporary measure and that Telesat may not refuse to consent to a substitute guarantor solely on the basis that the proposed substitute guarantor does not have an equivalent net worth, fair market value or financial capacity to Tele-Communications. Within 10 days after Telesat's receipt from TCI of a written request to designate a substitute guarantor, Telesat will request such financial and legal information as Telesat shall reasonably require from Tele-Communications. Telesat shall confirm in writing the giving or denial of the consent to the proposed assignment within 30 days after the receipt by Telesat of such information. If Telesat shall not have given or denied its consent to a substitute guarantor within such 30 day period, Telesat shall be deemed to have consented to such substitute guarantor. If Telesat shall deny such consent within such period, it shall specify with reasonable particularity the reasons for such denial.

                   (b) In lieu of causing Tele-Communications or a substitute guarantor to deliver a Guarantee to Telesat at a Closing, TCI may deliver to Telesat a letter of credit issued by a financial institution with at least an A-credit rating and not rated a lower grade by Standard & Poor's Corporation or Moody's Investor Service, Inc. (or any successor thereto), which letter of credit (i) will secure TCI's obligation to pay Operating Fees for the Transponders sold to TCI on such Closing Date up to a maximum amount (the "Maximum Secured Amount") initially equal to (x) the Satellite Purchase Price paid on such Closing Date minus the Transponder Purchase Price paid on such Closing Date [*****]; provided that the Maximum Secured Amount shall decrease on the first day of each of the 48 full calendar quarters following such Closing Date by an amount equal to 1/48 of the Initial Secured Amount if TCI pays the Operating Fees for each such calendar quarter when due and if such Operating Fees are not paid when due but are paid within 45 days after TCI's receipt of written notice from Telesat of late payment thereof, then the Maximum Secured Amount shall decrease on the Business Day immediately following receipt of such outstanding Operating Fees by Telesat by an amount equal to 1/48 of the Initial

Secured Amount, (ii) will have a term commencing on the date of delivery to Telesat and ending on the date which is six months following the end of the 48th calendar quarter following the Closing Date to which such letter of credit relates or have such renewal provisions as may be acceptable to Telesat in its sole discretion, and (iii) otherwise be on terms customary for commercial letters of credit.

             7.10  Payments after Completion of Operating Fees.  Subject to the
                   -------------------------------------------
obligations of TCI under Section 13.9 with respect to successor satellites, if TCI continues to use TCI Transponders after all Operating Fees required to be made under Sections 6, 7.6 and 7.7 with respect to such TCI Transponders have been made, TCI will continue during the time it uses such Transponders [*****].

SECTION 8.   USE OF TCI TRANSPONDERS.

             8.1   Use of TCI Transponders.  Subject to the terms of Sections
                   -----------------------
8.6, 8.7 and 8.8, TCI shall have the right to use the TCI Transponders and to permit the use by third Persons of the TCI Transponders for any lawful and civilian purpose. Notwithstanding the foregoing, TCI agrees that, subject to any legal limitations and for the life of the current ANIK E fleet of Telesat, which satellites are estimated to reach the end of their useful lives in 2003, TCI will not sell or lease any of the TCI Transponders to any Person which is a customer of Telesat on its ANIK E fleet on the date of this Agreement unless such Person desires to use the TCI Transponders to duplicate the programming it distributes on Telesat's ANIK E fleet or to distribute programming not then distributed by it on Telesat's ANIK E fleet.

             8.2   Encryption.  TCI shall have the right to use any encryption,
                   ----------
digital compression technology or transmission format of its own choosing in its signal transmission. Telesat shall not assess an additional charge with respect to such use or any change of use.

             8.3   Radio Transmissions.  TCI's radio transmissions to the
                   -------------------
Satellite(s) shall comply with all applicable Legal Requirements, and shall not interfere with the use of any Transponder or operation of the Satellite(s).

             8.4   Frequency Plans.  TCI specifically agrees to submit its
                   ---------------
frequency and transmission plans and any proposed changes thereto to Telesat for approval (which shall not be unreasonably withheld) prior to transmission or after any change thereof and to take all necessary precautions to ensure that its use of the TCI Transponders is in conformity with such approved frequency and transmission plans and is in all other respects consistent with the Satellite Orbital Operation Handbook and the Telesat Access Requirements.

             8.5   Uplinking.  Subject to any applicable regulatory approvals,
                   ---------
TCI shall have the right to uplink, or arrange for uplinking to the Satellite(s) from any uplink facilities in any location. When signals are being transmitted to the TCI Transponders, TCI shall be responsible for proper illumination of the TCI Transponders in accordance with the Telesat Access Requirements so as not to interfere with the use of or cause harm to the Telesat Transponders or to the Satellite(s).

             8.6   Content of Communications.  TCI will not use the TCI
                   -------------------------
Transponders to transmit communications into the United States depicting or describing "sexually explicit conduct" as defined in 18 United States Code (S) 2256(2), unless the depiction or description of such conduct in a communication is integrally related to and advances the thematic content of the communication and such content has serious literary, artistic, political or scientific value. TCI will not use the TCI Transponders to transmit communications into Canada which are "obscene" as defined by the Criminal Code, R.S.e. C-84 S.168, as amended.

             8.7   Compliance with Law.  In connection with its use of the TCI
                   -------------------
Transponders and the performance of its other obligations hereunder, TCI shall comply with all applicable Legal Requirements, both current and as may come into effect.

             8.8   Compliance with Telesat Access Requirements.  TCI will
                   -------------------------------------------
comply, and shall cause any other Person which uses the TCI Transponders to comply, with the Telesat Access Requirements in its use of the TCI Transponders.

SECTION 9.   TRANSPONDER RESTORATION PROCEDURES.

             9.1   Designated TWTs.  Each Transponder on a Satellite will
                   ---------------
initially include one designated TWT if the Satellite is being operated in the 32 Transponder mode and two designated TWTs if the Satellite is being operated in the 16 Transponder mode.

             9.2   Notice of Transponder Failure.  Each Party shall promptly
                   -----------------------------
notify the other Party upon learning of the commencement of any Transponder Failure and of the relevant facts known to it concerning such failure. A Transponder Failure with respect to a Telesat Transponder shall be deemed to have commenced upon receipt by TCI from Telesat of written notice regarding such Transponder Failure. Upon Telesat's verification (based on reasonable grounds) that a TCI Transponder has suffered a Transponder Failure, which verification or denial thereof shall be promptly made but in no event later than seven days after TCI's notification of the commencement of a Transponder Failure, such failure shall be deemed to have commenced upon receipt by Telesat of notification from TCI, or Telesat's actual knowledge of such event, whichever first occurs.

             9.3   Use of Spare TWTAs.  In the event of a Transponder Failure
                   ------------------
with respect to a Telesat Transponder or a TCI Transponder, Telesat, as soon as possible and to the extent technically feasible, will employ a Spare TWTA in the applicable Satellite as a substitute for the equipment unit which caused such Transponder to suffer a Transponder Failure. To the extent technically feasible, a Spare TWTA will be substituted for the faulty equipment unit on a first-needed, first-served basis as among TCI and users of Telesat Transponders on the same Satellite which have suffered a Transponder Failure; provided, however, that Telesat's obligations to provide Spare TWTAs shall continue until such time as all of the Spare TWTAs on a Satellite are committed to use as substitutes for Transponders on such Satellite which have suffered Transponder Failures.

             9.4   Continued Use of Failed Transponder.  TCI may elect to
                   -----------------------------------
continue to use a Transponder that is a Transponder Failure. In addition, if a TCI Transponder does not perform in accordance with Performance Specifications following the substitution of a Spare TWTA pursuant to Section 9.3, TCI may elect to use a different Spare TWTA if one is available or to return to use of the equipment unit for which the SPARE TWTA was substituted.

SECTION 10.  REPRESENTATIONS AND WARRANTIES OF TELESAT.

             To induce TCI to enter into this Agreement, Telesat represents and warrants to TCI, as of the date of this Agreement and as of each Closing Date, except with respect to representations and warranties made as of a specific date, as follows:

             101   Organization and Qualification.  Telesat is a corporation
                   ------------------------------
validly existing and in good standing under the laws of Canada and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets except where the failure to have such power and authority would not have a material adverse effect on Telesat. Telesat has delivered to TCI complete and correct copies of the Articles of Continuance and Bylaws of Telesat, which Articles of Continuance and Bylaws have not been amended, modified or rescinded and are in full force and effect.

             10.2  Authority and Validity.  Subject to obtaining the approval of
                   ----------------------
the board of directors of Telesat, Telesat has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. Subject to obtaining the approval of Telesat's board of directors, the execution and delivery by Telesat of, the performance by Telesat of its obligations under, and the consummation by Telesat of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Telesat. Telesat will deliver to TCI on or before May 27, 1996, complete and correct copies of resolutions, certified by Telesat's secretary, authorizing such execution, delivery, performance and consummation, which have been duly adopted by Telesat's board of directors and which have not been amended, modified or rescinded and are in full force and effect. Subject to obtaining the approval of Telesat's board of directors, this Agreement has been duly executed and delivered by Telesat and is the valid and binding obligation of Telesat, enforceable against Telesat in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

             10.3  No Breach or Violation.  Subject to obtaining the Telesat
                   ----------------------
Required Consents, including those listed on SCHEDULE 1 to the Satellite Purchase Agreement, the execution, delivery and performance of this Agreement by Telesat will not: (a) violate any provision of the Articles of Continuance or Bylaws of Telesat; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or
(d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Telesat under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Telesat is a party or by which Telesat or any of its assets is bound or affected, except for purposes of clauses (b) or (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on the ability of Telesat to perform its obligations under this Agreement.
SCHEDULE 1 to the Satellite Purchase Agreement lists all Telesat Required Consents of which Telesat is aware as of the date of this Agreement.

SECTION 11.  REPRESENTATIONS AND WARRANTIES OF TCI.

             To induce Telesat to enter into this Agreement, TCI represents and warrants to Telesat, as of the date of this Agreement and as of each Closing Date, except with respect to representations and warranties made as of a specific date, as follows:

             11.1  Organization.  TCI is a corporation duly organized, validly
                   ------------
existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets, except where the failure to have such power and authority would not have a material adverse effect on TCI. TCI has delivered to Telesat complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of TCI, which Articles or Certificate of Incorporation and Bylaws have not been amended, modified or rescinded and are in full force and effect.

             11.2  Authority and Validity.  Subject to obtaining the approval of
                   ----------------------
the board of directors of TCI, TCI has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by TCI of, the performance by TCI of its obligations under, and the consummation by TCI of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of TCI. TCI will deliver to Telesat on or before May 27, 1996, complete and correct copies of resolutions, certified by TCI's secretary, authorizing such execution, delivery, performance and consummation, which have been duly adopted by TCI's board of directors and which have not been amended, modified or rescinded and are in full force and effect. Subject to obtaining the approval of the board of directors of TCI, this Agreement has been duly executed and delivered by TCI and is the valid and binding obligation of TCI, enforceable against TCI in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

             11.3  No Breach or Violation.  Subject to obtaining the Tempo
                   ----------------------
Required Consents, including those listed on SCHEDULE 2 to the Satellite Purchase Agreement, the execution, delivery and performance of this Agreement by TCI will not: (a) violate any provision of the charter or bylaws of TCI; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person),
(ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the erformance of TCI under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which TCI is a party or by which TCI or any of its assets is bound or affected, except for purposes of clauses (b) or (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on TCI, or on the ability of TCI to perform its obligations under this Agreement. SCHEDULE 2 to the Satellite Purchase Agreement lists all Tempo Required Consents of which TCI is aware as of the date of this Agreement.

SECTION 12.  WARRANTIES AND LIMITATION OF LIABILITY.

             12.1  Disclaimer of Warranties and Limitation of Liability.  ANY
                   ----------------------------------------------------
AND ALL EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO THE SATELLITES, THE TRANSPONDERS THEREON AND THE DELIVERABLE ITEMS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED. IT EXPRESSLY IS AGREED THAT TELESAT'S SOLE OBLIGATIONS AND LIABILITIES AND TCI'S EXCLUSIVE REMEDIES FOR ANY FAILURE OF A SATELLITE OR ANY TRANSPONDER THEREON TO PERFORM IN ACCORDANCE WITH THE PERFORMANCE SPECIFICATIONS OR ANY FAILURE OF A DELIVERABLE ITEM TO PERFORM (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARE LIMITED TO THOSE SET FORTH IN SECTIONS 12.2 AND 12.3 AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

             12.2  Injunctive Relief.  TCI and Telesat each shall have the right
                   -----------------
to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under this Agreement or to compel the other party to perform its obligations under this Agreement. Any proceedings for injunctive relief shall be governed by and construed in all respects in accordance with Ontario law without regard to the conflicts of laws rules of the Province of Ontario and shall be resolved by the courts of the Province of Ontario, to whose exclusive jurisdiction the Parties agree to submit regardless of their domicile.

             12.3  Negligent Operation of the Satellite.  If, (i) solely because
                   ------------------------------------
of negligence on the part of Telesat or Telesat's representatives, consultants or subcontractors in the operation of, testing of, or communication with, a Satellite, such Satellite operates in a manner that is not in accordance with the Performance Specifications; (ii) [*****] Telesat, or Telesat's representatives, consultants or subcontractors for the remaining period of the Orbital Performance Incentive Period (as defined in the BSS Construction Agreement), then subject to any reduction in the Orbital Performance Incentive resulting from subsequent operation of the Satellite below the Performance Specification for reasons other than the negligence of Telesat or Telesat's representatives, consultants or subcontractors, Telesat shall be liable to TCI [*****].

             12.4  Force Majeure.  Except for the obligations of TCI under
                   -------------
Section 7.8, neither Telesat nor TCI shall be liable to the other for any failure of performance hereunder due to Force Majeure. In the event that Force Majeure is claimed by either Party, that Party shall provide prompt notice to the other Party of both the commencement and cessation dates of such Force Majeure event.

             12.5  Limitation of Liability.  SUBJECT TO SECTION 12.3, NEITHER
                   -----------------------
PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER OR TO ANY PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF THE SATELLITE(S) OR TRANSPONDERS ON THE SATELLITES OR ANY DELIVERABLE ITEMS FOR ANY AMOUNTS (INCLUDING ANY SUCH AMOUNTS CLAIMED BY THIRD PARTIES) REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES OR ANY OTHER LEGAL THEORY, UNLESS SUCH ACT OR OMISSION ARISES FROM THE NON-CLAIMING PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TELESAT AGREES TO AN EQUIVALENT LIMITATION OF LIABILITY WITH RESPECT TO LORAL. EACH OF TCI AND TELESAT SHALL USE ITS BEST EFFORTS, WHEN NEGOTIATING AGREEMENTS WITH SATELLITE OR TRANSPONDER USERS AND OTHER PARTIES HAVING A FINANCIAL INTEREST IN THE OPERATION AND USE OF THE SATELLITES AND TRANSPONDERS ON THE

SATELLITES, TO OBTAIN SUCH PARTY'S AGREEMENT TO AN EQUIVALENT LIMITATION OF LIABILITY WITH RESPECT TO LORAL AND THE OTHER PARTY HERETO AND THEIR SUBCONTRACTORS AND SUPPLIERS AT ANY TIER; PROVIDED, HOWEVER, THAT NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER FOR ITS FAILURE TO OBTAIN SUCH LIMITATIONS OF LIABILITY.

WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL TELESAT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN THE SATELLITES, THE TRANSPONDERS ON THE SATELLITES OR THE DELIVERABLE ITEMS, FAILURE OF THE SATELLITES OR THE TRANSPONDERS ON THE SATELLITES OR THE DELIVERABLE ITEMS TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. TELESAT MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE SATELLITES OR THE TRANSPONDERS ON THE SATELLITE OR THE DELIVERABLE ITEMS.

SECTION 13.  ADDITIONAL COVENANTS.

             13.1  Conduct of Business. Once its Required Consents are obtained,
                   -------------------
each Party will maintain, comply with and preserve in full force and effect during the Term and any renewal, its Required Consents and will not breach or violate the same; except where the failure to maintain, comply or preserve, or the breach or violation, would not have a material adverse effect on such Party's ability to perform its obligations hereunder. Each Party will give prompt written notice to the other Party of (a) the issuance of any citation or order relating to its Required Consents that would have a material adverse effect on its ability to perform its obligations under this Agreement, (b) any lapse, suspension, revocation, rescission or other termination of its Required Consents, (c) any notice to such Party of an alleged breach or violation by such Party or any other Person of its Required Consents, (d) any proceedings related to such Party's Required Consents if the outcome of such proceedings could have a material adverse effect on such Party's ability to perform its obligations hereunder or (e) any refusal of any Person to grant, renew or extend such Party's Required Consents; except where any such lapse, suspension, revocation, rescission, other termination, breach, violation, proceedings or refusal under the foregoing paragraphs (b), (c), (d) and (e) would not have a material adverse effect on such Party's ability to perform its obligations under this Agreement.

             13.2  Maintenance of Required Consents.  Once its Required Consents
                   --------------------------------
are obtained, each Party will (a) take all steps necessary or proper to preserve its Required Consents and to remain qualified to hold the Required Consents, and will timely file or cause to be filed with the appropriate Governmental Authorities, any and all applications, reports and other information required by applicable Legal Requirements or as otherwise may be necessary or appropriate to maintain the Required Consents; (b) take such actions as may be necessary or appropriate to prosecute the Required Consents before the applicable Governmental Authorities and defend the Required Consents against any unfavorable actions by or before any

Governmental Authority. During the term of this Agreement, each Party will (x) apply for any additional authorizations, permits, licenses or consents necessary to carry out its obligations hereunder, including, in the case of Telesat, modifications and additions to the Telesat Required Consents from Canadian Governmental Authorities or Persons as may be necessary to enable TCI to use the TCI Transponders to transmit television programming and other services into the United States and (y) not cancel, transfer or assign any of its Required Consents, except as provided herein. Each Party will provide copies to the other Party of any and all applications, filings, requests for modifications or other documents to be submitted to any Governmental Authority in connection with the Required Consents and will give the other Party an opportunity to comment on any aspects of the same that affect such Party reasonably prior to their submission, and simultaneously with submission thereof, will provide a copy thereof to the other Party. Each Party agrees to assist the other Party in maintaining its Required Consents.

             13.3  Notification of Certain Matters.  Each of TCI and Telesat
                   -------------------------------
will promptly notify the other, from time to time up to the Closing, of any fact, event, circumstance or action (a) which, if known on the date of this Agreement, would have been required to be disclosed to the other pursuant to this Agreement or (b) the existence or occurrence of which would cause any of TCI's or Telesat's, as the case may be, representations or warranties under this Agreement not to be correct and complete in all material respects if they were made as of such date.

             13.4  Transfer Taxes.  Telesat will be responsible for the payment
                   --------------
of any federal, provincial or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Canadian Governmental Authority with respect to the transfer of the TCI Transponders pursuant to this Agreement; provided, that in no event will Telesat be responsible for the payment of any income taxes to which TCI may be subject. TCI will be responsible for the payment of any federal, state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any United States Governmental Authority with respect to the transfer of the TCI Transponders pursuant to this Agreement; provided, that in no event will TCI be responsible for the payment of any income taxes to which Telesat may be subject.

             13.5  Satisfaction of Conditions.  Each Party will assist the other
                   --------------------------
Party in satisfying the conditions to the obligations of such other Party to consummate the transactions contemplated by this Agreement; provided, that in the case of the Required Consents, such Required Consents are on terms and conditions reasonably satisfactory to each Party. Without limiting the foregoing, each Party agrees to assist the other Party in its efforts to obtain the Required Consents applicable to such Party.

             13.6  Confidentiality Regarding Terms and Existence of Agreement;
                   -----------------------------------------------------------
Confidential Information.
------------------------

                   (a) Neither Party will issue any press release or make any other public announcement regarding this Agreement or the transactions contemplated hereby without the consent of the other Party. Each Party will hold, and will cause its employees, consultants, advisors and agents to hold, in confidence, the terms of this Agreement, except to the extent the terms of this Agreement are or become a matter of public record and provided further that TCI may disclose the existence and terms of this Agreement (including the Telesat Access Requirements) to any Person to whom TCI leases, subleases or intends to lease or sublease all or any portion of the TCI Transponders, and may disclose the existence and terms of the Telesat Access Requirements to any user or proposed user of the TCI Transponders.

                   (b) Each Party agrees to hold all Confidential Information received by it from the other Party pursuant to this Agreement or the Satellite Purchase Agreement in confidence.

                   (c) A Party receiving Confidential Information shall use such information only for the purpose of fulfilling its obligations under this Agreement and the Satellite Purchase Agreement. Each document containing Confidential Information which is circulated to employees or agents of a Party receiving such information shall bear a legend to the effect that the information contained therein is confidential to the disclosing Party and that such information shall not be disclosed to other persons.

                   (d) Upon expiration or termination of this Agreement, or at any other time, all Confidential Information in the possession of a Party shall, if requested in writing by the Party that disclosed such information, be either returned to the disclosing Party or, at the receiving Party's option, destroyed. In all events, the receiving Party may retain a single copy of all Confidential Information, as an archive record of the contents thereof, accessed solely in the event of a dispute between the parties concerning such contents.

                   (e) The confidentiality and non-disclosure obligations set forth in this Section 13.6 shall become effective with respect to any item of Confidential Information immediately upon disclosure to the receiving Party and shall continue during the Term and for a period of two years thereafter.

                   (f) Notwithstanding the other provisions of this Section 13.6, a Party may disclose the terms and existence of this Agreement and Confidential Information to the extent required by any Legal Requirement (including disclosure requirements under federal, provincial and state securities laws) or as a condition of obtaining any Required Consent, but the Party proposing to disclose such information will first notify and consult with the other Parties concerning the proposed disclosure, to the extent reasonably feasible. Each Party also may disclose the terms and existence of this Agreement and Confidential Information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement or the Satellite Purchase Agreement; provided that such representatives will be required to observe the terms of this Section 13.6. Each Party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

             13.7  No Liens, Use or Transfer.  Telesat shall not create, assume
                   -------------------------
or permit to exist any Encumbrance upon, or sell, lease, assign or exchange, its interest in the Satellites (excluding the Telesat Transponders) except for Permitted Encumbrances.

             13.8  No Merger, etc.  Telesat shall not merge, consolidate,
                   --------------
liquidate, dissolve, dispose of assets (including by way of lease or similar transaction), or enter into any agreement with respect thereto or with respect to any joint operating or other transaction that would result in the transfer of any equity interest in Telesat, directly or indirectly, or any part of the business or assets of Telesat, if such action would in any way interfere with the quiet enjoyment of TCI's rights hereunder.

             13.9  Satellite Failure; Successor Satellites; Replacement
                   ----------------------------------------------------
Satellites and Operation of a Single Satellite.
----------------------------------------------

                   (a) Upon a mutual determination by Telesat and TCI that a Satellite Failure of either Satellite has occurred, Telesat may decommission such Satellite.

                   (b) Telesat acknowledges that Loral is obligated to make four attempts to deliver two Satellites on-orbit which satisfy the criteria of Sections 10.2 or 10.3 of the BSS Construction Agreement. If there is a Satellite Failure, as defined in Subsection 1.40 of the BSS Construction Agreement and Delivery (as defined in the BSS Construction Agreement) has not yet occurred for such Satellite, or in the event Satellite No.1 (as defined in the BSS Construction Agreement) fails to be placed into its assigned orbital location, Loral shall, at its own risk and expense, deliver to Tempo a replacement Satellite on-orbit no later than twenty-nine months after the date of Satellite Failure. The preceding also applies to Satellite No.2 (as defined in the BSS Construction Agreement). Further, if a replacement Satellite launched pursuant to the two immediately preceding sentences is a Satellite Failure prior to Delivery, or if such Satellite fails to be placed into its assigned orbital location, and Loral has not fulfilled its obligation to make four attempts to deliver two Satellites, Loral shall, at its risk and expense, deliver to Tempo another replacement Satellite on-orbit no later than twenty-nine months after the date of replacement Satellite Failure. Tempo may, with the consent of Telesat (not to be unreasonably withheld), use Satellite(s) which have not been accepted pursuant to Sections 10.2 or 10.3 of the BSS Construction Agreement consistent with the salvage and use measures available in Loral's satellite risk insurance policy. If Loral fails to deliver any Satellites by the fifty-fourth month from the Execution Date of the BSS Construction Agreement, or if two successive Satellites are Satellites Failures, or if after four attempts Loral fails to deliver two Satellites on-orbit which satisfy the criteria of Sections
10.2 or 10.3 of the BSS Construction Agreement, Tempo may terminate the BSS Construction Agreement.

                   (c) If two Satellites are Successfully Delivered and one of the two Satellites is subsequently determined to be a Satellite Failure, TCI may instruct Telesat, on ten days' notice to commence operation of the remaining Satellite in the 32 Transponder mode for the remainder of the Term or until the Successor Satellite is Successfully Delivered and a transition of services is accomplished.

                   (d) If the BSS Construction Agreement results in the delivery of only one Satellite Successfully Delivered or if one or both Satellites Successfully Delivered are thereafter determined to be a Satellite Failure, the Parties shall immediately proceed to negotiate agreements for a successor satellite program. No later than five years prior to the expected decommissioning of one or more of the Successfully Delivered Satellites, the Parties shall commence negotiating agreements for a successor satellite program, such negotiations to be concluded no less than four years prior to the expected decommissioning, unless mutually agreed otherwise. Telesat and TCI will use their best efforts to obtain any necessary approvals and/or licenses in Canada and the United States for successor DBS satellites at the 82 degrees WL orbital position and to enter into agreements with each other for use of successor generation satellites on terms and conditions essentially similar to this Agreement and the Satellite Purchase Agreement. While the parties acknowledge that changes in political and geographic boundaries, technology and regulatory policy may necessitate modifications of this Agreement's and the Satellite Purchase Agreement's terms and conditions for a successor agreement, Telesat acknowledges that TCI will have executed this Agreement and Tempo will have executed the Satellite Purchase Agreement relying on Telesat's best efforts to obtain successor license rights and to lease or sell, as the case may be, like capacity to TCI on like economic terms and conditions. The performance specifications of any successor generation satellites shall be mutually agreed between Telesat and TCI.

                   (e) If the Parties are unable to reach an agreement with respect to successor satellite(s) and Telesat elects to operate a Satellite after TCI has discontinued its use of the TCI Transponders on such Satellite or after a Satellite has been determined to be a Satellite Failure (with or without the benefit of north/south stationkeeping at another orbital location or at 82 degrees WL), or if pending the successful launch of successor satellite(s), Telesat elects to operate a Satellite after TCI has discontinued its use of the TCI Transponders on such Satellite or after a Satellite has been determined to be a Satellite Failure as specified above, the Parties shall negotiate in good faith an agreement to share 50/50 in the revenues generated by the sale of capacity on the Satellite and the Transponders to Third Parties. Upon the sale of a Satellite and the Transponders thereon for salvage value, the Parties shall negotiate in good faith an agreement to share 50/50 in the revenues generated by such sale for salvage value.

             13.10 Insurance.  Telesat will notify TCI prior to obtaining,
                   ---------
renewing or replacing any insurance in connection with its ownership of the Telesat Transponders or its operation of the Satellites. If TCI desires to obtain insurance in connection with its ownership of the TCI Transponders either at the time Telesat gives notice to TCI pursuant to the first sentence of this Section or at any other time, TCI and Telesat will negotiate in good faith with the goal of submitting a joint insurance proposal to the insurance market; provided, that if the Parties are unable to reach agreement on the terms of a joint insurance proposal within a reasonable period of time, either party may separately obtain the insurance it desires. If the Parties submit a joint insurance proposal to the insurance market and there is not sufficient insurance available in the market to cover the total amount of insurance coverage requested in such joint insurance proposal, then either (i) the Parties may revise such joint insurance proposal to request the level of insurance that is available, with the amount of insurance to be requested by each Party being prorated between them based on the amount of insurance requested by each Party in the initial joint insurance proposal or (ii) either Party may separately obtain the insurance it desires. Telesat agrees to provide to TCI such information regarding the Satellites as TCI may reasonably request in connection with any attempt by TCI to obtain insurance on its own.

             13.11 [*****]
                   -------

                   (a)[*****]

             13.12 Warranty Claims Against Loral.
                   -----------------------------

                   (a) Each of TCI and Telesat shall promptly give notice to the other of (i) any matter which it determines may give rise to a right of payment or other claim against Loral under Article 15 of the BSS Construction Agreement (a "Loral Warranty Claim"), specifying with reasonable particularity the relevant facts and approximate estimate, calculated in good faith, of the amount of the potential liability; and (ii) the occurrence of any other material event pertaining to potential Loral Warranty Claims.

                   (b) Each of TCI and Telesat shall provide, subject to any solicitor/client privilege, each other with copies of all pleadings, notices, affidavits, transcripts, productions, orders, judgments and other documents pertaining to Loral Warranty Claims immediately upon request thereof by TCI or Telesat, as the case may be. Each of TCI and Telesat shall keep each other informed of any relevant developments related to the Loral Warranty Claims and otherwise cooperate with each other in such claim, make available to the other all witnesses, pertinent records, materials and information in its possession or under its control, make such assignments and take such other steps as may be reasonably required by the moving party to conduct such action and make such claim.

                   (c) Any payments made by Loral and received by Telesat in respect of Loral Warranty Claims ("Warranty Claim Payments") will be treated as a reduction in the Satellite Purchase Price. Following each such Warranty Claim Payments, [*****]

If either TCI or Telesat shall at any time receive any payment in respect of any claim, counterclaim or settlement of any Loral Warranty Claim to which all or part of such payment the other Party is entitled hereunder, TCI or Telesat, as the case may be, shall hold such payment or part thereof in trust for the other Party and shall forthwith pay over such amount to the other.

                   (d) Telesat will not settle any Loral Warranty Claim that relates to the TCI Transponders or allow any right of appeal of any order or judgement resulting therefrom to lapse without the prior written consent of TCI. TCI will not settle any Loral Warranty Claim that relates to the Satellites, the Telesat Transponders or any Deliverable Item other than the Two-Channel Transponder Simulator or allow any right of appeal of any order or judgement resulting therefrom to lapse without the prior written consent of Telesat.

             13.13 Indemnity Claims Against Loral.
                   ------------------------------

                   (a) Each of TCI and Telesat shall promptly give notice to the other of (i) any matter which it determines may give rise to a right of payment or other claim against Loral under Article 18 of the BSS Construction Agreement (a "Loral Indemnity Claim"), specifying with reasonable particularity the relevant facts and approximate estimate, calculated in good faith, of the amount of the potential liability; and (ii) the occurrence of any other material event pertaining to potential Loral Indemnity Claims.

                   (b) Each of TCI and Telesat shall provide, subject to any solicitor/client privilege, each other with copies of all pleadings, notices, affidavits, transcripts, productions, orders, judgments and other documents pertaining to Loral Indemnity Claims immediately upon request thereof by TCI or Telesat, as the case may be. Each of TCI and Telesat shall keep each other informed of any relevant developments related to the Loral Indemnity Claims and otherwise cooperate with each other in such claim, make available to the other all witnesses, pertinent records, materials and information in its possession or under its control, make such assignments and take such other steps as may be reasonably required by the moving party to conduct such action and make such claim.

                   (c) If the normal intended use, lease or sale of a Satellite is enjoined as a result of an Intellectual Property Claim or is otherwise prohibited and Loral is unable to accomplish one of the remedies specified in Section 18.2(i), (ii) and (iii) of the BSS Construction Agreement (the happening of both such events being referred to herein as an "Intellectual Property Injunction"), Telesat, with the prior written consent of TCI, will return such Satellite to Loral in accordance with the provisions of the Loral Side Agreement and Section 18.2 of the BSS Construction Agreement if such Intellectual Property Injunction is no longer subject to further proceedings or review at any administrative or judicial level and as to which no stay has been granted or request for stay is pending. Any payment refund made by Loral pursuant to Section 18.2 of the BSS Construction Agreement shall be shared by Telesat and TCI in the following proportions: [*****]. If either TCI or Telesat shall at any time receive any payment refund from Loral pursuant to
Section 18.2 of the BSS Construction Agreement to which all or part of such payment the other Party is entitled hereunder, TCI or Telesat, as the case may be, shall hold such payment or part thereof in trust for the other Party and shall forthwith pay over such amount to the other.

             13.14 Exhibits.  The Parties acknowledge that this Agreement is
                   --------
being signed without Exhibit F being attached hereto. Each Party agrees to negotiate in good faith with the other Party and to use its reasonable commercial efforts to complete Exhibit F to this Agreement by May 31, 1996.

SECTION 14.  CLOSING.

             The First Closing under this Agreement will be held on the First Closing Date under the Satellite Purchase Agreement (as defined therein), provided that all other conditions to the First Closing contained in this Agreement (other than those based on acts to be performed at the First Closing), have also been satisfied or waived. If the Second Closing occurs under the Satellite Purchase Agreement (as defined therein), a Second Closing under this Agreement will be held on the Second Closing Date under the Satellite Purchase Agreement, provided that all other conditions to the Second Closing contained in this Agreement (other than those based on acts to be performed at the Second Closing), have also been satisfied or waived. The First Closing, and if applicable, the Second Closing, will be held at 10:00 a.m. local time at the offices of Stikeman, Elliott in Toronto, or will be conducted by mail or at such place and time as TCI and Telesat may agree.

SECTION 15.  CONDITIONS TO CLOSING.

             15.1  Conditions to the Obligations of the Parties. The obligations
                   --------------------------------------------
of each Party to consummate the transactions contemplated by this Agreement to take place at each Closing are subject to the satisfaction at or prior to each Closing Date of each of the following conditions or the waiver in writing by both Parties of such conditions:

                   (a) Closing under the Satellite Purchase Agreement with respect to such Closing Date shall have occurred.

             15.2  Conditions to Obligations of TCI.  The obligation of TCI to
                   --------------------------------
consummate the transactions contemplated by this Agreement to take place at each Closing are subject to the satisfaction at or prior to the applicable Closing Date of each of the following conditions or the waiver in writing by TCI of such conditions:

                   (a) TCI shall have received from Telesat an Assignment Agreement in the form attached to this Agreement as EXHIBIT A.

             15.3  Conditions to Obligations of Telesat.  The obligation of
                   ------------------------------------
Telesat to consummate the transactions contemplated by this Agreement to take place at each Closing are subject to the satisfaction at or prior to the applicable Closing Date, of each of the following conditions or the waiver in writing by Telesat of such conditions:

                   (a) Telesat shall have received the Guarantee or letter of credit required to be delivered at such Closing pursuant to Section 7.9.

                   (b) Telesat shall have received from TCI the Security Agreement in the form attached as EXHIBIT E .

SECTION 16.  TERMINATION.

             16.1  Termination Prior to First Closing.  If the Satellite
                   ----------------------------------
Purchase Agreement is terminated pursuant to Section 11.1 of the Satellite Purchase Agreement, this Agreement shall automatically terminate without further action on the part of either Party hereto.

             16.2  Termination Following First Closing.  If the Satellite
                   -----------------------------------
Purchase Agreement is terminated as to the Second Closing thereunder pursuant to
Section 11.2 thereof, this Agreement shall terminate as to the transactions contemplated by Section 4.1(b) of this Agreement without further action on the part of either Party hereto.

             16.3  Liabilities in Event of Termination. Upon termination of this
                   -----------------------------------
Agreement as a result of the termination of the Satellite Purchase Agreement pursuant to Section 11.1(a), 11.1(b) or 11.1(c) thereof, the Parties shall have no further obligations or liabilities to each other hereunder except pursuant to
Section 13.6. The termination or expiration of this Agreement for any other reason will in no way limit any obligation or liability of either Party based on or arising from a breach or default by such Party with respect to any of its representations or warranties contained in this Agreement, or with respect to any of its covenants or agreements contained in this Agreement which by their terms were to be performed prior to the date of termination or expiration, nor shall any such termination or expiration release either Party from its liabilities or obligations under Section 13.6 or Section 17 to the extent applicable to obligations arising prior to termination.

             16.4  Post-Closing Termination by Telesat.
                   -----------------------------------

                   (a)   If TCI:

                         (i)    shall fail to pay, or the guarantor under the
Guarantee shall fail to pay on behalf of TCI, any Operating Fees within 45 days after TCI's receipt of written notice from Telesat of late payment; or

                         (ii)   shall (w) generally not pay its debts as such
debts become due; (x) admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (y) institute or have instituted against it any proceeding seeking (1) to adjudicate it a bankrupt or insolvent, (2) any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Legal Requirement relating to bankruptcy, insolvency or reorganization or relief of debtors, or (3) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets) shall occur; or (z) take any corporate action to authorize any of the foregoing actions;

then Telesat may declare all remaining Operating Fees owing by TCI hereunder to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by TCI and the obligations of Telesat to TCI under this Agreement with respect to the period after termination shall immediately terminate. Upon such declaration, Telesat may exercise such rights and remedies and commence such legal action or proceedings as it, in its sole discretion, may deem expedient, including the commencement of enforcement proceedings under the Security Agreement or any other security granted by TCI or others to Telesat or any combination thereof, all without additional notice, presentation, demand, protest, notice of dishonor, entering into of possession of any property or any other action, notice of all of which TCI hereby expressly waives except to the extent Telesat is required to give notice under the Security Agreement.

                   (b)   Telesat may terminate this Agreement

                         (i)    upon 40 days prior written notice if performance
of this Agreement by Telesat pursuant to the terms hereof has been prohibited by any Governmental Authority and such prohibition is no longer subject to further proceedings or review at any administrative or judicial level and as to which no stay has been granted or request for stay is pending or

                         (ii)   immediately if an Intellectual Property
Injunction has been issued and such injunction is no longer subject to further proceedings or review at any administrative or judicial level and as to which no stay has been granted or request for stay is pending. Prior to any termination by Telesat pursuant to Section 16.4(b)(i), Telesat and TCI shall negotiate in good faith to amend this Agreement so that performance of the terms of this Agreement by Telesat shall no longer be prohibited by any Governmental Authority; provided, that neither Telesat or TCI shall be required to enter into an amendment which would materially diminish the economic benefits to be received by such Party under the terms of this Agreement. [*****]

             16.5  Post-Closing Termination by TCI.  TCI may terminate this
                   -------------------------------
Agreement (a) upon 40 days prior written notice if performance of this Agreement by TCI pursuant to the terms hereof or the use by TCI of the TCI Transponders in accordance with this Agreement (e.g., to transmit television programming and other services into the United States) has been prohibited by any Governmental Authority and such prohibition is no longer subject to further proceedings or review at any administrative or judicial level and as to which no stay has been granted or request for stay is pending or (b) immediately if an Intellectual Property Injunction has been issued and such injunction is no longer subject to further proceedings or review at any administrative or judicial level and as to which no stay has been granted or request for stay is pending. Prior to any termination by TCI pursuant to Section 16.5(a), Telesat and TCI shall negotiate in good faith to amend this Agreement so that performance of the terms of this Agreement by TCI shall no longer be prohibited by any Governmental Authority; provided, that neither Telesat or TCI shall be required to enter into an amendment which would materially diminish the economic benefits to be received by such Party under the terms of this Agreement. [*****]

             16.6  Rights and Remedies.  Subject to the limitations on liability
                   -------------------
and remedies set forth in Section 12 of this Agreement, the rights and remedies of Telesat and TCI under this Section 16 are cumulative and are in addition to and not in substitution for any other rights or remedies.

             16.7  Interest on Overdue Amounts.
                   ---------------------------

                   (a) Any amount of the Operating Fees or any other amount owing hereunder which is not paid when due (whether by acceleration or otherwise) shall bear interest (both before and after judgment) from the date on which such amount is due until such amount is paid in full at a rate per annum equal to the per annum rate of interest quoted by National Bank of Canada as the reference rate of interest for loans in U.S. Dollars to its Canadian borrowers (adjusted automatically with each quoted or published change in such rate) in effect from time to time plus 2% calculated daily and payable on demand.

                   (b) All computations of interest shall be made by taking into account the actual number of days occurring in the period for which such interest is payable and on the basis of a year of 365 or 366 days, as the case may be.

SECTION 17.  INDEMNIFICATION.

             17.1  Indemnification by Telesat.  Subject to the limitations on
                   --------------------------
liability set forth in Section 12 of this Agreement, Telesat will indemnify, defend and hold harmless TCI and its shareholders and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons (the "TCI Indemnitees"), from and against:

                   (a) all losses, damages, liabilities, deficiencies or obligations of or to any of the TCI Indemnitees resulting from or arising out of
(i)any representation or warranty made by Telesat in this Agreement not being true and accurate in all material respects when made or, in the case of any representation or warranty which is qualified by its terms by a materiality requirement, not being true and accurate when made, (ii) any material breach of any covenant, agreement or obligation of Telesat contained in this Agreement or the Loral Side Agreement, or, in the case of any agreement, covenant or obligation contained in this Agreement or the Loral Side Agreement which is qualified by a limitation that performance need only be material, any breach of such agreement, covenant or obligation, including any claim by Loral against TCI or Tempo which arises out of the same, (iii) any interference or disruption of communications arising out of the use by Telesat or any other Person including its lessees or transferees of the Telesat Transponders, or (iv) claims for libel, slander, infringement, or copyright or other intellectual property rights arising from the use by Telesat or any other Person including its lessees or transferees of the Telesat Transponders; and

                   (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

             17.2  Indemnification by TCI.  Subject to the limitations on
                   ----------------------
liability set forth in Section 12 of this Agreement, TCI will indemnify, defend and hold harmless Telesat and its shareholders and their respective Affiliates, and the shareholders,, directors, officers, employees, agents, successors and assigns of any of such Persons (the "Telesat Indemnitees"), from and against:

                   (a) all losses, damages, liabilities, deficiencies or obligations of or to any of the Telesat Indemnitees resulting from or arising out of (i) any representation or warranty made by TCI in this Agreement not being true and accurate in all material respects when made or, in the case of any representation or warranty which is qualified by its terms by a materiality requirement, not being true and accurate when made, (ii) any material breach of any covenant, agreement or obligation of TCI contained in this Agreement or the Loral Side Agreement, or, in the case of any agreement, covenant or obligation contained in this Agreement or the Loral Side Agreement which is qualified by a limitation that performance need only be material, any breach of such agreement, covenant or obligation, including any claim by Loral against Telesat which arises out of the same, (iii) any interference or disruption of communications arising out of the use by TCI or any other Person of the TCI Transponders, or (iv) claims for libel, slander, infringement, or copyright or other intellectual property rights arising from the use by TCI or any other Person of the TCI Transponders; and

                   (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

             17.3  Third Party Claims.  Promptly after the receipt by any Person
                   ------------------
entitled to indemnification hereunder of notice of any claim, action, suit or proceeding by any Person who is not a Party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such Person (the "Indemnified Party") will give reasonable written notice to the Party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (b) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (c) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other Party will cooperate with the Party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such Party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any tax for any period beginning after the applicable Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

SECTION 18.  MISCELLANEOUS.

             18.1  Private Parties.  The Parties hereto acknowledge that the
                   ---------------
terms of this Agreement have been privately offered and will be privately furnished on a non-common carrier basis. The Parties do not regard any representations, offers or undertakings made by the other hereunder to be in the nature of offers of common carriage. No Party shall attempt, now or in the future, to assert through legal process, directly or indirectly, that the relationship hereunder between themselves involves common carriage

             18.2  Parties Obligated and Benefited.  Subject to the limitations
                   -------------------------------
set forth below, this Agreement will be binding upon the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and suc cessors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Parties, no Party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement; provided that (a) Telesat may, without the consent of TCI, assign its rights to receive Operating Fees as security for obligations of Telesat; and (b) TCI may, without the consent of Telesat, assign or delegate all of its rights and obligations under this Agreement to Primestar or any Affiliate of TCI; provided that (i) TCI gives prior written notice to Telesat and delivers an assumption agreement of such assignee pursuant to which such assignee assumes the obligations of TCI under this Agreement and the Security Agreement and certifies (x) that it is either a Person constituted under U.S. federal or state laws, or, to the extent that such Person is not a corporation, such Person's members, partners or beneficiaries are incorporated under U.S. federal or state laws, and (y) that it is a Person resident in the United States of America as contemplated by the Canada-United States Tax Convention, 1980 or, to the extent that such Person is not a corporation, such Person's members, partners or beneficiaries are resident in the United States of America as contemplated by the Canada-United States Tax Convention, 1980 and (ii) the current guarantor under any Guarantee then in effect delivers a certificate to Telesat confirming that the Guarantee remains in full force and effect notwithstanding such assignment and (iii) in the event of such an assignment, TCI will not be released from its obligations under this Agreement. If Telesat desires to assign its right to receive Operating Fees or, with the consent of TCI, any other rights or obligations under this Agreement, pursuant to and in accordance with this Section 18.2, Telesat shall promptly provide TCI with written notice of such assignment or proposed assignment and the name and address of the assignee or proposed assignee (the "Assignee").

Within 30 days following TCI's receipt of such notice from Telesat, TCI shall execute, issue and deliver to Telesat and the Assignee counterpart copies of an instrument acknowledging that the Assignee has succeeded to the right of Telesat to receive the Operating Fees due hereunder or, if TCI has consented to the assignment of any other rights or obligations of Telesat, acknowledging that the Assignee has succeeded to such other rights or obligations of Telesat. Any such assignment shall be effective on the date that such counterpart copies of such instrument are issued by TCI.

             18.3  Notices.  Any notice, request, demand, waiver or other
                   -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or by overnight delivery service, or, if receipt is confirmed, by telecopier:

                   To TCI at:

                         National Digital Television Center
                         4100 East Dry Creek Road
                         Littleton, CO  80122
                         Attention:     David P. Beddow

                         Telephone:     (303) 486-3815
                         Telecopy:      (303) 486-3890

                   With copies to:

                         Tele-Communications, Inc.
                         5619 DTC Parkway
                         Englewood, CO  80111
                         Attention:     Legal Department

                         Telephone:     (303) 267-5500
                         Telecopy:      (303) 488-3245

                   To Telesat at:

                         1601 Telesat Court
                         Gloucester, Ontario
                         CANADA K1B 5P4
                         Attention: Secretary

                         Telephone:     613-748-0123
                         Telecopy:      613-748-8784

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

             18.4  Attorneys' Fees.  In the event of any action or suit based
                   ---------------
upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing Party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Parties.

             18.5  Right to Specific Performance.  The Parties acknowledge that
                   -----------------------------
the unique nature of the TCI Transponders renders money damages an inadequate remedy for the breach by Telesat of its obligations under this Agreement, and the Parties agree that in the event of such breach, TCI will, upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement.

             18.6  Waiver.  This Agreement or any of its provisions may not be
                   ------
waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

             18.7  Captions.  The section captions contained in this Agreement
                   --------
are for convenience only and do not constitute a part of this Agreement.

             18.8  CHOICE OF LAW.
                   -------------

                   (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF THE PROVINCE OF ONTARIO.

                   (b) Each Party hereby (i) irrevocably submits to the jurisdiction of any court of competent jurisdiction sitting in the Province of Ontario over any suit, action or proceeding arising out of or relating to this Agreement; (ii) irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such court; and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of such process to such Party at the address specified for it in accordance with Section 18.3 of this Agreement. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any manner provided by law.

                   (c) Nothing in this Section 18.8 shall affect the right of either Party to serve process in any manner permitted by law or limit the right of any Party to bring proceedings against the other Party in the courts of any other jurisdiction.

                   (d) Each Party hereby irrevocably waives, to the fullest extent permitted by law, trial by jury.

                   (e) Nothing in this Section 18.8 shall constitute a waiver by any Party of any right to (i) appeal any order or judgment referred to herein; (ii) seek any stay or reconsideration or review of any such order or judgment; or (iii) seek any stay of execution or levy pending any appeal from, or a suit, action or proceeding for reconsideration or review of, any such order or judgment.

             18.9  Terms.  Terms used with initial capital letters will have the
                   -----
meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense and the word "or" is not exclusive.

             18.10 Rights Cumulative.  Subject to the limitations on liability
                   -----------------
and remedies set forth in Section 12 of this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

             18.11 Further Actions.  The Parties will execute and deliver to the
                   ---------------
other, from time to time at or after the Closings, for no additional consideration, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement, if such requested further action will not impose any expense or material additional obligations on the Party from whom such further action is requested.

             18.12 Time.  Time is of the essence under this Agreement. If the
                   ----
last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

             18.13 Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which will be deemed an original.

             18.14 Entire Agreement.  References to this "Agreement" include the
                   ----------------
Schedules, Exhibits and Attachments referred to in this Agreement, which are incorporated in and constitute a part of this Agreement. This Agreement supersedes all prior oral or written agreements between the Parties and understandings between the Parties with respect to the subject matter of this Agreement. This Agreement does not affect or supersede the Telesat Agreements or the Loral Side Agreement. This Agreement may not be amended or modified except by a writing signed by the Parties.

             18.15 Severability.  Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

             18.16 Construction.  This Agreement has been negotiated by TCI,
                   ------------
Telesat and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

             18.17 Expenses.  Except as set forth in the second sentence of this
                   --------
Section 18.17 and as otherwise expressly provided in this Agreement, each Party will pay all of its own expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement. TCI will reimburse Telesat for its reasonable outside legal expenses associated with this Agreement if Tempo unilaterally terminates the Satellite Purchase Agreement after Telesat delivers to Tempo the executed Telesat Authorization Certificate and while such certificate remains in full force and effect; provided, that the foregoing shall not apply if Tempo terminates the Satellite Purchase Agreement following a material breach by Telesat of the Satellite Purchase Agreement, or if the Satellite Purchase Agreement is terminated pursuant to Section 11.1(b), Section 11.1(d) or Section 11.2 of such agreement.

             18.18 Counting of Days.  References herein to a number of days
                   ----------------
shall be deemed to refer to "calendar" and not Business Days unless the context clearly indicates otherwise. If the last day permitted for the giving of any notice or performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

             18.19 Waiver of Tax Warranties.  No Party makes any representation
                   ------------------------
or warranty, express or implied, with respect to the tax implications of any aspect of the transactions contemplated under this Agreement on any other Party to this Agreement and all Parties expressly disclaim any such representation or warranty with respect to any tax consequences arising under this Agreement. Each Party has relied solely on its own tax advisors with respect to the tax implications of the transactions contemplated under this Agreement. Notwithstanding the provisions of this Section 18.19, each Party may fully rely on the representations, warranties and covenants expressly made in this Agreement, which will not be deemed waived or affected by this Section 18.19.

             18.20 Characterization of this Transaction.  The Parties hereby
                   ------------------------------------
agree that the transactions contemplated by this Agreement and the Satellite Purchase Agreement will be recorded and reported for all purposes, including without limitation for tax purposes, as (i) the acquisition by Telesat of the Satellites for an amount equal to the Satellite Purchase Price; (ii) the disposition by Telesat, and the acquisition by TCI, of TCI Transponders for an amount equal to the Transponder Purchase Price; and (iii) the undertaking by TCI to subscribe for and pay quarterly Operating Fees, for 48 consecutive quarters, in consideration of the services provided by Telesat under this Agreement. For greater certainty, TCI agrees not to capitalize the Operating Fees, or any portion thereof, for the purpose of claiming depreciation for United States tax purposes.

             18.21 Quiet Enjoyment.  Telesat covenants that so long as TCI has
                   ---------------
paid all amounts due and is otherwise in compliance with the terms, covenants and conditions on its part to be performed under this Agreement, TCI's use and enjoyment of the TCI Transponders will not be disturbed during the term of this Agreement, it being agreed that this covenant of quiet enjoyment given by Telesat shall be interpreted and applied in accordance with the principles of quiet enjoyment applicable to real estate leases.

             18.22 No Joint Venture.  The parties agree that the provisions of
                   ----------------
this Agreement shall not operate to constitute TCI and Telesat as joint venturers or partners or in any other relationship other than independent parties entering into an arms-length agreement with respect to the transactions contemplated hereby.

             The Parties have executed this Agreement as of the day and year first above written.


                                    TCI TECHNOLOGY VENTURES, INC.


                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________


                                    TELESAT CANADA


                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                   EXHIBIT A
                                   ---------

                                  ASSIGNMENT
                                  ----------


             This Assignment (this "Assignment") is made as of the ____ day of ____________, 199__, by Telesat Canada, a corporation organized and existing under the laws of the Province of Ontario ("Assignor") in favor of TCI Technology Ventures, Inc., a Delaware corporation ("Assignee").

                                   RECITALS

             This Assignment is delivered pursuant to the requirements of the Operating Services Agreement dated as of May 6, 1996 between Assignor and Assignee (the "Operating Services Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Operating Services Agreement.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the consideration specified in the Operating Services Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby convey, grant, bargain, sell, transfer, and assign unto Assignee, its successors and assigns, all of the right, title and interest of Assignee in and to [Describe transponders], free and clear of all Encumbrances, except Permitted Encumbrances.

             ANY AND ALL EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO THE SATELLITES, THE TRANSPONDERS THEREON, AND THE DELIVERABLE ITEMS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

             Nothing contained in this Assignment shall increase the liability of Assignor to Assignee beyond the liability that Assignor has under the Operating Services Agreement and any action brought by Assignee with respect to this Assignment shall be subject to the limitations on liabilities and remedies set forth in the Operating Services Agreement.

             IN WITNESS WHEREOF, the undersigned has executed this Assignment effective as of the date first written above.

                                   ASSIGNOR:

                                   TELESAT CANADA



                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   and


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________